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                                                                    Exhibit 10.1

================================================================================

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                           Dated as of March 19, 2004

                                      Among

                           REEBOK INTERNATIONAL LTD.,

                           as Lessee and as Guarantor,

                        CREDIT SUISSE LEASING 92A, L.P.,
                                   as Lessor,

                        THE PERSONS NAMED ON SCHEDULE II,
                                   as Lenders

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                            as Administrative Agent,

                              FLEET NATIONAL BANK,
                           as Co-Documentation Agent,

                                SCOTIABANC INC.,
                           As Co-Documentation Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Co-Syndication Agent,

                                       and

                        BNP PARIBAS LEASING CORPORATION,
                             As Co-Syndication Agent

================================================================================

                           CREDIT SUISSE FIRST BOSTON,
                                   as Arranger

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                                TABLE OF CONTENTS

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
                                                                                                        PAGE
ARTICLE I        DEFINITIONS...............................................................................2

     1.1     Definitions...................................................................................2

ARTICLE II       EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS..................................3

     2.1     Effectiveness of Agreement....................................................................3

     2.2     Agreement to Acquire and Lease................................................................3

     2.3     Participation by Lenders and Lessor...........................................................4

     2.4     Advance Dates.................................................................................5

     2.5     Commitment Fee; Administration Fee............................................................6

     2.6     Payments to Participants......................................................................7

     2.7     Computations..................................................................................7

     2.8     Renewal Term..................................................................................8

     2.9     Highest Lawful Rate...........................................................................8

     2.10    Conversion Options............................................................................8

     2.11    Replacement of Lenders........................................................................9

ARTICLE III      CONDITIONS TO DOCUMENTATION DATE AND ADVANCES.............................................9

     3.1     Conditions Precedent To Documentation Date....................................................9

     3.2     Conditions to All Advances...................................................................13

     3.3     Conditions to Acquisition of the Additional Property.........................................14

ARTICLE IV       REPRESENTATIONS AND WARRANTIES...........................................................18

     4.1     Representations and Warranties of Lessee.....................................................18

     4.2     Representations and Warranties of Each Participant...........................................25

ARTICLE V        COVENANTS OF LESSEE......................................................................27

     5.1     Further Assurances...........................................................................27

     5.2     Limitation on Fundamental Changes............................................................27

     5.3     [Reserved]...................................................................................27

     5.4     [Reserved]...................................................................................27

     5.5     Liens........................................................................................27

     5.6     Limitation on Sale of Assets.................................................................27

     5.7     Change of Name or Address....................................................................28

     5.8     Environmental Matters........................................................................28

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
     5.9     Investigation by Authorities.................................................................28

     5.10    Financial Statements; Certificates; Other Information........................................28

     5.11    Securities...................................................................................30

     5.12    Interest Rates...............................................................................30

     5.13    Payment of Obligations.......................................................................30

     5.14    Conduct of Business and Maintenance of Existence.............................................30

     5.15    Maintenance of Property; Insurance...........................................................30

     5.16    Inspection of Property; Books and Records; Discussions.......................................31

     5.17    Notices......................................................................................31

     5.18    Financial Condition Covenants................................................................32

     5.19    Limitation on Transactions with Affiliates...................................................32

ARTICLE VI       OTHER COVENANTS AND AGREEMENTS...........................................................33

     6.1     Cooperation with Lessee......................................................................33

     6.2     Covenants of Lessor..........................................................................33

     6.3     Restrictions on and Effect of Transfer.......................................................34

     6.4     Covenants and Agreements of Lenders..........................................................35

     6.5     Future Lenders...............................................................................36

     6.6     Administrative Agent under Participation Agreement and Mortgage..............................36

ARTICLE VII      INDEMNIFICATION..........................................................................36

     7.1     General Indemnification......................................................................36

     7.2     General Tax Indemnity........................................................................38

     7.3     Withholding Tax Exemption....................................................................40

     7.4     Excessive Use Indemnity......................................................................41

     7.5     Gross Up.....................................................................................41

ARTICLE VIII     MISCELLANEOUS............................................................................42

     8.1     Survival of Agreements.......................................................................42

     8.2     No Broker, etc...............................................................................42

     8.3     Notices......................................................................................42

     8.4     Counterparts.................................................................................42

     8.5     Amendments...................................................................................42

     8.6     Headings, etc................................................................................43

     8.7     Parties in Interest..........................................................................43

     8.8     GOVERNING LAW................................................................................44

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
     8.9     Payment of Transaction Costs and Other Costs.................................................44

     8.10    Severability.................................................................................44

     8.11    Limited Liability of Lessor..................................................................44

     8.12    Liabilities of the Participants..............................................................45

     8.13    Liabilities of Administrative Agent..........................................................45

     8.14    Reproduction of Documents....................................................................45

     8.15    Estoppel Certificates........................................................................45

     8.16    Notices to Lessor under Loan Agreement.......................................................46

     8.17    Confidentiality..............................................................................46

     8.18    SUBMISSION TO JURISDICTION; WAIVERS..........................................................47

     8.19    Final Agreement..............................................................................47

     8.20    Right of Set-Off.............................................................................47

     8.21    USA Patriot Act Notice.......................................................................48

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                                TABLE OF CONTENTS

APPENDIX 1             Definitions
APPENDIX 2             [RESERVED]
APPENDIX 3             Commitment Fee Rate

SCHEDULE I             Lessor Commitment
SCHEDULE II            Lenders' Commitments
SCHEDULE III           Addresses For Notice; Wire Instructions
SCHEDULE 4.1A          Filings and Recordings
SCHEDULE 4.1B          Domestic Subsidiaries
SCHEDULE 4.1C          Foreign Subsidiaries

EXHIBIT A              Form of Lease
EXHIBIT B              Form of Advance Request
EXHIBIT C              Form of Loan Agreement
                        Exhibit A - Form of Note
EXHIBIT D              [RESERVED]
EXHIBIT E-1            Form of Mortgage for Original Property
EXHIBIT E-2            Form of Mortgage for Additional Property
EXHIBIT F              Form of Environmental Certificate
EXHIBIT G - 1          Form of Opinion of Ropes & Gray
EXHIBIT G - 2          Form of Opinion of David A. Pace, General Counsel of Lessee
EXHIBIT H              Form of Officer's Certificate
EXHIBIT I              Form of Investor's Letter
EXHIBIT J              Form of Assignment of Lease
EXHIBIT K              [RESERVED]
EXHIBIT L              Form of Guaranty
EXHIBIT M              Form of Secretary's Certificate

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                                                         Participation Agreement

     THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT, dated as of March 19, 2004 (this "AGREEMENT"), is among REEBOK INTERNATIONAL LTD., a Massachusetts corporation (the "LESSEE" or the "COMPANY"), as Lessee and as Guarantor; CREDIT SUISSE LEASING 92A, L.P. (the "LESSOR"), as Lessor; the Persons named on
SCHEDULE II hereto as lenders (together with their respective permitted successors, assigns and transferees) (the "LENDERS"), as Lenders; CREDIT SUISSE FIRST BOSTON (the "ADMINISTRATIVE AGENT"), as Administrative Agent; FLEET NATIONAL BANK and SCOTIABANC INC. (the "CO-DOCUMENTATION AGENTS"), as Co-Documentation Agents, WACHOVIA BANK, NATIONAL ASSOCIATION and BNP PARIBAS LEASING CORPORATION (the "CO-SYNDICATION AGENTS"), as Co-Syndication Agents; and CREDIT SUISSE FIRST BOSTON, as Arranger (the "ARRANGER").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, on March 27, 1998 (the "ORIGINAL DOCUMENTATION DATE") Lessee, Lessor, the Original Lenders, Administrative Agent, Documentation Agent thereunder, Syndication Agent thereunder and Arranger entered into a Participation Agreement (as heretofore amended, the "ORIGINAL PARTICIPATION AGREEMENT") and the other Original Operative Documents to finance the purchase of that certain unimproved land located in Canton, Massachusetts, more particularly described in Exhibit A attached to the Original Lease (the "ORIGINAL LAND") and the construction of a facility thereon (the buildings, structures and improvements excluding the Original Land, the "ORIGINAL FACILITY");

     WHEREAS, Lessee, as Construction Agent, was engaged by Lessor pursuant to the Original Operative Documents to design, engineer, procure, upgrade, transport, install and construct the Original Facility on the Original Land, and Construction Agent completed construction of the Original Facility as required therein;

     WHEREAS, pursuant to the Original Lease and the other Original Operative Documents, Lessor leased the Original Property to Lessee;

     WHEREAS, Lessor has invested as equity a certain portion of the cost of the Original Land and the construction of the Original Facility;

     WHEREAS, Lessor obtained from the Original Lenders financing (the "ORIGINAL FINANCING") for a portion of the costs of acquisition of the Original Land and the construction of the Original Facility thereon;

     WHEREAS, to secure the Original Financing, Lessor provided the Original Mortgage on the Original Property, an Assignment of Lease Agreement, and an Assignment of Construction Agreement to the Lenders;

     WHEREAS, Lessee desires to extend the term of the Original Lease and Original Financing for a period of five (5) years beyond the Base Term Expiration Date under the Original Lease and have Lessor obtain financing for the purchase of an additional parcel of land (the "ADDITIONAL LAND") and existing improvements thereon located contiguous to the Original

                                        1
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                                                         Participation Agreement

Property (the "ADDITIONAL IMPROVEMENTS"; collectively, the "ADDITIONAL FACILITY" or "ADDITIONAL PROPERTY") and to lease such Additional Property from Lessor under the Lease;

     WHEREAS, the Participants are willing to extend such financing and provide for the acquisition, financing and lease of the Additional Property, all on the terms and subject to the conditions of this Agreement and the other Operative Documents;

     WHEREAS, upon such acquisition, subject to the terms and conditions of the Lease, this Agreement and the other Operative Documents, the Additional Property will become subject to the Lease and the other Operative Documents;

     WHEREAS, on the Documentation Date, the parties hereto desire to enter into this Participation Agreement and certain other Operative Documents for the purpose of amending and restating the Original Participation Agreement and certain Original Operative Documents in their entirety, including to add New Participants, to provide for the extension of the Original Lease and Original Financing and to provide for the acquisition, financing, and lease of the Additional Property; and

     WHEREAS, on the Documentation Date, subject to the terms and conditions hereof, (i) Lessor shall increase its investment in the Lease Balance by prepaying a portion of the principal amount of the outstanding Original Notes equal to $3,000,000 in the aggregate (the "DOCUMENTATION DATE PREPAYMENT AMOUNT") and (ii) the New Lenders and one Original Lender shall purchase from certain of the Original Lenders a portion of the Original Notes and related Commitments of such Participants funding the Advances outstanding on such date;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX 1 hereto for all purposes hereof. From and after the Documentation Date, all references in the Operative Documents to (a) the "Participation Agreement" shall be deemed to refer to this Amended and Restated Participation Agreement, (b) the "Lease" shall be deemed to refer to the Amended and Restated Lease, (c) the "Guaranty" shall be deemed to refer to the Amended and Restated Guaranty, (d) the "Mortgage" shall be deemed to refer to the Amended and Restated Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing Statement, (e) the "Loan Agreement" shall be deemed to refer to the Amended and Restated Loan Agreement, (f) the "Assignment of Lease" shall be deemed to refer to the Amended and Restated Assignment of Lease, (g) the "Environmental Indemnity Agreement" shall be deemed to refer to the Amended and Restated Environmental Indemnity Agreement, and all other Operative Documents not otherwise amended and restated on the date hereof shall continue in full force and effect in accordance with the provisions thereof and are hereby ratified and confirmed in all respects.

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                                                         Participation Agreement

                                   ARTICLE II
            EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS

     2.1   EFFECTIVENESS OF AGREEMENT.

           (a) EFFECTIVENESS. This Agreement shall become effective on the date (on or before March 19, 2004) on which all the conditions precedent thereto set forth in SECTION 3.1 hereto shall have been satisfied or waived by the applicable parties as set forth therein (the "DOCUMENTATION DATE").

           (b) OBLIGATIONS NOT AFFECTED. Upon the Documentation Date, this Agreement shall amend and completely restate and supersede the Original Participation Agreement. Notwithstanding the amendment and restatement of the Original Participation Agreement by this Participation Agreement, (i) Lessee shall continue to be liable to Lessor, Administrative Agent and the Original Participants with respect to agreements on the part of Lessee under the Original Participation Agreement to indemnify and hold the Lessor, Administrative Agent and the Original Participants harmless pursuant to the Original Participation Agreement for matters within the scope of such indemnification provisions that arose during the period that such agreement was in effect, and (ii) the indebtedness, liabilities and obligations owing to Lessor, Administrative Agent and the Original Participants by the Lessee and the Lessor under the Original Participation Agreement and the other Original Operative Documents remain outstanding as of the date hereof, constitute continuing Advances hereunder and shall continue to be secured by the collateral described in and pursuant to the Lease and the other Loan Documents but are payable in accordance with the terms of this Participation Agreement and the other Operative Documents. This Participation Agreement is given in substitution for, and as a continuation and extension of, the Original Participation Agreement and does not evidence a repayment and reborrowing of the obligations of Lessee or Lessor under such agreement, and is in no way intended to constitute a novation of the Original Participation Agreement or the other Original Operative Documents and the Liens granted with respect thereto in the Original Operative Documents shall be continuing.

     2.2 AGREEMENT TO ACQUIRE AND LEASE. On the Documentation Date, Lessor and Lessee shall enter into, among other Operative Documents, the Lease pursuant to which Lessor shall agree to continue to lease the Original Property to Lessee and to lease the Additional Property to Lessee upon its acquisition. On the Documentation Date and conditioned upon receipt by the applicable Original Lenders in immediately available funds of the amounts set forth in SCHEDULE II hereto, (i) the applicable Original Lenders shall automatically, without further action, be deemed to have transferred all or a portion of the Original Notes held by such Original Lenders to the New Lenders or the Lenders in accordance with the respective amounts and in the respective percentages set forth in
SCHEDULE II hereto, and each New Lender or Lender agrees to acquire its respective amount and percentage set forth in SCHEDULE II hereto together with a respective amount and percentage of the obligations of the Original Lenders under the Original Operative Documents, and (ii) the Outstanding Loan Balance shall, to the extent provided in SECTION 2.3(a) of this Agreement, automatically, without further action, be deemed transferred and reallocated between Tranche A Loans and Tranche B Loans, respectively. Subject to the terms and conditions herein set forth, Lessor shall acquire the Additional Property on the Acquisition Date and make Advances on each Advance Date for the purpose of
(x) funding the

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                                                         Participation Agreement

purchase of the Additional Property, (y) funding Commitment Fees and (z) funding Transaction Costs.

     2.3   PARTICIPATION BY LENDERS AND LESSOR.

           (a) Subject to the terms and conditions hereof, on the Documentation Date (i) Lessor shall make an investment in the Lease Balance outstanding on the Closing Date by prepaying a portion of the Outstanding Loan Balance equal to the Documentation Date Prepayment Amount; such amount shall be treated as an increase in the Invested Amount and a decrease in the Outstanding Loan Balance, but the Outstanding Funded Amount shall not change; (ii) Lessor shall maintain its Outstanding Investor Balance under the Original Participation Agreement as Invested Amounts under this Agreement, together with the Documentation Date Prepayment Amount, in the amount set forth on SCHEDULES I and II after giving effect to the increase in its investment in the amount of the Documentation Date Prepayment Amount; (iii) each New Lender and applicable Lenders shall purchase its respective portion of the Original Notes from the applicable Original Lenders as is set forth on SCHEDULE II hereto, by transferring immediately available funds therefor to the account of Administrative Agent, for the account of the applicable Original Lender, as is set forth on SCHEDULE II; (iv) each Lender shall maintain the Loans outstanding to Lessor under the Original Loan Agreement as Loans under the Loan Agreement in the respective amounts set forth on SCHEDULE II after giving effect to such prepayment and purchase and to a reallocation between the Tranche A Loans and Tranche B Loans made in connection with such prepayment and purchase. Lessor shall make such prepayment of the Outstanding Loan Balance by transferring immediately available funds therefor to Administrative Agent, for the account of each Original Lender set forth on SCHEDULE II. The Administrative Agent shall distribute (i) the prepayment of the Outstanding Loan Balance to the Original Lenders pro rata in accordance with the respective balances of the Original Notes held by each Original Lender; and (ii) all other amounts received from the Lenders on the Documentation Date to the applicable Original Lenders as set forth on SCHEDULE II. On the Documentation Date each Lender shall exchange its Original Notes for Notes in amounts representing its Commitment to make and maintain Tranche A Loans and Tranche B Loans after giving effect to the prepayment, purchases and reallocation of Tranche A Loans and Tranche B Loans reflected on SCHEDULE II.

           (b) Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each Advance Date each Lender shall finance, in part, each Advance by Lessor (or portion thereof) by making a Loan to Lessor on such Advance Date in an amount equal to such Lender's Commitment Percentage of such Advance (or portion thereof), in each case in the aggregate not more than its Commitment as set forth on SCHEDULE II hereto. Each Loan shall be evidenced by a Note issued to a Lender under and repayable in accordance with the terms of the Loan Agreement (which shall be substantially in the form of EXHIBIT A thereto). All Loans made by each Lender in accordance with this
SECTION 2.3(a) shall be made to Lessor in accordance with Lessor's payment instructions set forth in SCHEDULE III in immediately available funds no later than 12:00 (noon), New York City time, on the requested Advance Date.

           (c) Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made

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                                                         Participation Agreement

pursuant hereto, on each Advance Date Lessor shall fund the Invested Amount of the Advance being made on such Advance Date in the amount of the Lessor's Commitment Percentage of such Advance. Such fundings shall not exceed the amount of the Lessor's Commitment as set forth on SCHEDULE I. Lessor shall be entitled to receive Yield on its aggregate Invested Amount payable as Basic Rent on each Payment Date.

     2.4   ADVANCE DATES.

           (a) NOTICES. If any part of an Advance is to be funded with Eurodollar Loans, not later than 12:00 (noon), New York City time, three (3) Business Days prior to such Advance Date, or, in the case of ABR Loans not later than 11:00 a.m., New York City time, one (1) Business Day prior to such Advance Date, the Lessee shall deliver to Administrative Agent an irrevocable written notice substantially in the form of EXHIBIT B (an "ADVANCE REQUEST"), setting forth:

                 (i)   the proposed Advance Date;

                 (ii) in the case of an Advance to fund the acquisition cost for the Additional Property, the amount thereof, the scheduled Acquisition Date, a copy of the draft of the title insurance and such other information, including without limitation, the items set forth in SECTION 3.3, as Lessor may reasonably request;

                 (iii) in the case of an Advance to fund any Transaction Costs, a description of such Transaction Costs;

                 (iv) wire transfer instructions for the disbursement of funds; and

                 (v) if the Loans comprising such Advance are to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans.

     Any Advance may be used for more than one of the costs described in CLAUSES
(ii) and (iii) above.

     Except for any Advance to fund Transaction Costs or the Commitment Fee, any Advance of Eurodollar Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than 6 Interest Periods shall be in effect at any one time.

     All documents and instruments required to be delivered on the Documentation Date and the Acquisition Date pursuant to this Agreement shall be delivered at the offices of McGuireWoods LLP, 77 West Wacker Drive, Chicago, Illinois 60601. All documents and instruments required to be delivered on any other Advance Date pursuant to this Agreement shall be delivered at the offices of the Administrative Agent at 1 Madison Avenue, 2nd Floor, New York, New York 10010, or as otherwise instructed. On the scheduled Advance Date, and subject to the terms and conditions of this Agreement, and upon receipt of funds by Lessor from the Lenders sufficient therefor, Lessor shall make the requested Advance.

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                                                         Participation Agreement

           (b) COMMITMENT LIMITS. The sum of the aggregate amount disbursed by the Lessor and the Lenders hereunder, including the Outstanding Funded Amount under the Original Financing, shall not exceed the aggregate Commitments. The sum of the amounts disbursed by the Lessor and Lenders hereunder in connection with the acquisition of the Additional Property and the payment of Transaction Costs related thereto or arising out of the preparation, negotiation, execution and filing or recording of the Operative Documents and related fees and expenses shall not exceed the Additional Property Commitment Amount.

           (c) NUMBER AND AMOUNT OF ADVANCES. Except for any Advance to fund Transaction Costs or the Commitment Fee, each Advance shall be in a minimum amount of $5,000,000 or if the remaining amounts of the Commitments are less than $5,000,000, such lesser amount.

           (d) OBLIGATIONS SEVERAL. The obligations of the parties hereto or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other Participant hereunder or under any other Operative Document; provided that the foregoing shall not limit or otherwise restrict any liability of the general partner or the Lessor for any obligation hereunder of the Lessor.

           (e) TERMINATION OF COMMITMENT. Notwithstanding anything in this Agreement to the contrary, no party hereto shall be obligated to make any fundings pursuant to this Agreement after 2:00 P.M., New York time, on the Commitment Period Termination Date, and no Advance Date may occur following such date.

           (f) ACCOUNTS, NOTES AND CERTIFICATES; NOTATIONS. The Administrative Agent shall maintain at its address referred to in SECTION 8.3 a copy of each Investor's Letter delivered to it, a register for the recordation of the names and addresses of the Participants and the Commitment of each Participant from time to time, and a subaccount therein for each Participant in which shall be recorded the information described in the last sentence of this SECTION 2.4 (f). Upon the consummation of each Advance, the Administrative Agent shall make a notation in its subaccount indicating the amount advanced by each Participant. The Administrative Agent is hereby authorized to record the date and amount of each Advance made by each Participant, each continuation thereof, the date and amount of each payment or repayment of principal and the length of each Interest Period with respect thereto in the Administrative Agent's subaccount, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED, that the failure to make any such recordation or any error in such recordation shall not affect the obligation of Lessor under such instrument or the corresponding obligation of Lessee to pay Rent.

           (g) TRANSACTION COSTS ADVANCES AND COMMITMENT FEE ADVANCES. Advances for Transaction Costs shall be disbursed directly by the Administrative Agent in the amounts and to the Persons described in the Advance Request.

     2.5 COMMITMENT FEE; ADMINISTRATION FEE. Lessee shall pay to Administrative Agent a fully-earned, non-refundable commitment fee (the "COMMITMENT FEE") computed at the rate per annum set forth on APPENDIX 3 on the daily unused portion of the aggregate Commitments (including any portion thereof when any Commitments are suspended by reason of the inability

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                                                         Participation Agreement

to satisfy any condition of ARTICLE III) during the period (the "COMMITMENT PERIOD") commencing on the Documentation Date and continuing through the Commitment Period Termination Date. The Commitment Fee is payable quarterly in arrears on the last Business Day of each consecutive March, June, September and December, commencing with the first such day following the Documentation Date and on the Commitment Period Termination Date. From time to time upon receipt, Administrative Agent will promptly deliver to the Lenders and Lessor their PRO RATA portions of such Commitment Fee in accordance with their respective Commitments. Lessee shall pay to Administrative Agent the Administration Fee for its own account. The Administration Fee is payable on the Documentation Date and each anniversary thereof and is fully-earned and non-refundable.

     2.6 PAYMENTS TO PARTICIPANTS. The parties to this Agreement hereby agree that any payment (except Excluded Amounts) required to be made to the Participants pursuant to any Operative Document may be made directly to Administrative Agent on behalf of the Participants by Lessee in lieu of the corresponding payment required to be made by Lessee to Lessor pursuant to any Operative Document. Such payment by Lessee to Administrative Agent shall be deemed to constitute (a) the required payment from Lessee to Lessor and (b) the corresponding payments by Lessor to the Lenders. Lenders hereby agree that all payments under the Lease shall be distributed in accordance with Article III of the Loan Agreement.

     2.7 COMPUTATIONS. (a) For all purposes under the Operative Documents, all computations of Interest and Yield in respect of ABR Loans and the Investor Balance (when Yield is calculated in respect of the ABR), Commitment Fees and other accrued amounts shall be made on the basis of actual number of days elapsed in a 365- (or 366- as the case may be) day year, and Interest and Yield in respect of Eurodollar Loans and the Investor Balance (when Yield is calculated in respect of the Eurodollar Rate) shall be made on the basis of the actual number of days elapsed in a 360-day year, except as otherwise specifically provided in any Operative Document. Administrative Agent shall as soon as practicable notify the Lessee and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Eurocurrency Reserve Requirements and any change in the Applicable Margin resulting from a change in the credit rating of the Company shall become effective as of the opening of business on the first day of the Interest Period immediately following such change. Administrative Agent shall as soon as practicable notify the Lessee and the Lenders of the effective date and the amount of each such change in interest rate. Any change in the interest rate on a Loan resulting from a change in the ABR and any change in the Commitment Fee rate resulting from a change in the credit rating of the Company shall become effective on the earlier of (x) the date upon which such change is publicly announced by the relevant rating agency and (y) the date upon which the Company provides to the Administrative Agent reasonably satisfactory evidence of such change.

           (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Lessee and the Lenders in the absence of manifest error. Administrative Agent shall, at the request of the Lessee, deliver to Lessee a statement showing the quotations used by the Administrative Agent in determining any interest rate.

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                                                         Participation Agreement

     2.8 RENEWAL TERM. (a) Coincident with the exercise by the Lessee of its option during the Base Term or a Renewal Term then in effect to renew the Lease for a new Renewal Term pursuant to Section 2.4 of the Lease: (i) Lessee may, at Lessee's expense and by written request to the Lessor and the Administrative Agent not earlier than nine (9) months nor later than six (6) months prior to the Maturity Date then in effect, arrange or request Administrative Agent to solicit bids from Participants to permit Lessee to extend the Operative Documents for another Renewal Term, and concomitantly to extend the Final Maturity Date to the new Renewal Term Expiration Date, which shall be the date that is two years after the Maturity Date then in effect; Lessee may, in its sole discretion, accept or reject any and all offers from one or more Participants and in its sole discretion, Lessee may elect, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, to replace (in accordance with SECTION 2.8(b)) any Participant that does not submit an offer to extend or whose offer is not acceptable to Lessee (in each case, a "NON-CONSENTING PARTICIPANT"); and (ii) on or before the expiration of the Base Term or the Renewal Term then in effect, Lessee, Administrative Agent, Lessor and continuing or new Lenders shall enter into appropriate documentation (including an amendment to this Agreement and the Loan Agreement to reflect the agreed-upon economic terms) to effect such renewal of the Lease and the other Operative Documents for such Renewal Term, and concomitantly to extend the Final Maturity Date to the new Renewal Term Expiration Date. Such renewal of the Lease and concomitant extension of the Final Maturity Date shall be effective for such Participants approving the extension if the Required Entities agree to and approve such extension. None of the Lenders or the Lessor is in any way obligated to bid or offer to participate under the option to renew the Lease or to otherwise remain subject to the Operative Documents after the expiration of the Base Term or after expiration of any Renewal Term.

           (b) Lessee may cause Lessor to replace any Non-Consenting Participant in accordance with SECTION 2.8(a) by notifying such Non-Consenting Participant in writing that its offer is not accepted, or if no such offer was received within forty-five (45) days of request or solicitation of such offer, by notifying such Non-Consenting Participant that due to its failure to respond, such Non-Consenting Participant is being replaced. All replacement Lenders will be required to enter into the Operative Documents in the same manner as all existing Lenders. Any Non-Consenting Participant as a condition to being replaced will receive payment in full of all amounts owing to such Non-Consenting Participant under the Operative Documents including, as applicable, principal, Interest, Yield, and all other amounts outstanding under the Operative Documents in respect of such Non-Consenting Participant and its Commitment Percentage. Section 2.8 of the Loan Agreement shall not apply to payments received by any Lender under this SECTION 2.8(b).

     2.9 HIGHEST LAWFUL RATE. Notwithstanding anything to the contrary contained herein, in no event shall Lessee be obligated to pay interest in excess of the maximum amount which is chargeable under applicable law.

     2.10 CONVERSION OPTIONS. Lessee may elect from time to time to convert Eurodollar Loans into ABR Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three (3) Business Days prior to the proposed conversion date, PROVIDED that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. Lessee may elect from time to time to convert all or a portion of the ABR Loans then outstanding

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                                                         Participation Agreement

to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three (3) Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Upon receipt of any notice pursuant to this SECTION 2.10, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Loans may be converted as provided herein, PROVIDED that partial conversions of ABR Loans shall be in the aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

     2.11 REPLACEMENT OF LENDERS. In the event any Lender requests payments pursuant to SECTION 2.8(b) or Sections 2.11 or 2.12 of the Loan Agreement (which costs Lessee is obligated to pay as Supplemental Rent under Section 4.2 of the Lease), the Lessee may require, at the Lessee's expense and subject to Section
2.13 of the Loan Agreement, such Lender to assign, at par plus accrued interest and fees, without recourse to such Lender, in accordance with SECTION 6.3, all of its interests, rights and obligations under the Operative Documents (including all of its Commitments and the Loans and other amounts at the time owing to it thereunder and its Notes) to a Person who would qualify under
SECTION 6.4(a) specified by the Lessee; PROVIDED that (i) such assignment shall not conflict with or violate any Applicable Law, (ii) the Lessee shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment and (iii) the Lessee shall have paid to the assigning Lender all Supplemental Rent accrued and owing under the Operative Documents to it (including pursuant to Sections 2.11 or 2.12 of the Loan Agreement).

                                   ARTICLE III
                  CONDITIONS TO DOCUMENTATION DATE AND ADVANCES

     3.1 CONDITIONS PRECEDENT TO DOCUMENTATION DATE. The obligation of each Participant to perform its obligations on the Documentation Date shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Administrative Agent or, where expressly provided below, the Required Entities or each Participant), or the waiver in writing by, Administrative Agent (at the direction of the Required Entities) or each Participant of the conditions precedent set forth in this SECTION 3.1 on or prior to the Documentation Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

           (a) AUTHORIZATION EXECUTION AND DELIVERY OF DOCUMENTS; NO LEASE DEFAULT. The Participation Agreement, the Lease, Lease Supplement No. 1, the Guaranty, the Loan Agreement, the Notes, the Mortgage, the Environmental Indemnity, the Assignment of Lease and a Supplement to Assignment of Lease shall have been duly authorized, executed and delivered by each of the other parties thereto, shall (to the extent the form and substance thereof shall not be prescribed hereby) be in form and substance satisfactory to such Participant and an executed counterpart of each thereof shall have been delivered to Lessor, the Lenders and Administrative Agent. Each Lender shall have received original, duly executed Notes registered in such

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                                                         Participation Agreement

Lender's name in exchange for such Lender's Original Notes. Each of the Participation Agreement, the Lease, Lease Supplement No. 1, the Guaranty, the Loan Agreement, the Notes, the Mortgage, the Environmental Indemnity, the Assignment of Lease and the Supplement to Assignment of Lease shall be in full force and effect as to all other parties and no Default or Event of Default shall have occurred or be continuing.

           (b) LITIGATION. No action or proceeding shall have been instituted or threatened nor shall any governmental action be instituted or threatened before any Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Authority, to set aside, restrain, enjoin or prevent the performance of this Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely, in the sole opinion of the Administrative Agent, to have a Material Adverse Effect.

           (c) LEGALITY, ETC. In the opinion of the Administrative Agent or its counsel, the transactions contemplated by the Operative Documents do not and will not violate any Applicable Law and do not and will not subject Lessor, Administrative Agent or any Lender to any adverse regulatory prohibitions or constraints and no change shall have occurred or been proposed in Applicable Law that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or expand the duties, obligations and risks of such party under the Operative Documents.

           (d) GOVERNMENTAL APPROVALS. All necessary Government Actions, in each case required by any Applicable Law, shall have been obtained or made and be in full force and effect.

           (e) OPINIONS. The following opinions, each dated the Documentation Date, substantially in the form set forth in the Exhibit noted below, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to Lessor, the Administrative Agent and the Lenders:

                 (i) the opinion of Ropes & Gray LLP, special counsel for Lessee (EXHIBIT G-1); and

                 (ii) the opinion of David A. Pace, general counsel for Lessee (EXHIBIT G-2).

           (f) CORPORATE STATUS AND PROCEEDINGS. On or prior to the Documentation Date, each of the Participants, Lessor and Administrative Agent shall have received:

                 (i) certificates of existence and good standing with respect to Lessee from (A) the Secretary of State of the state of its organization and (B) the Secretary of State of the state of its chief executive office, each dated no earlier than the 15th day prior to the Documentation Date;

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                                                         Participation Agreement

                 (ii) copies of Lessee's articles of organization, certified by the Secretary of State of the state of its organization, no earlier than the 15th day prior to the Documentation Date; and

                 (iii) with respect to Lessee, an Officer's Certificate substantially in the form of EXHIBIT H, dated the Documentation Date, with respect to such Person's governing documents, resolutions and incumbent officers, representations and warranties and absence of defaults.

           (g) FEES. Lessee shall have paid the Administration Fee and the Arrangement Fee to Credit Suisse First Boston.

           (h) INSURANCE. Lessee shall have delivered the certificates with respect to the Original Property described in Section 11.2 of the Lease.

           (i) FILINGS AND RECORDINGS. All filings or recordings enumerated and described in SCHEDULE 4.1A hereof, as well as all other filings and recordings necessary or advisable, including precautionary financing statements and updates or amendments to filings done in connection with the Original Participation Agreement and Original Operative Documents, in the opinion of Administrative Agent or counsel to the Participants, to perfect and maintain the perfection of the rights, titles and interests of the Participants intended to be created by the Operative Documents shall have been made, or shall have been arranged to be made promptly thereafter, in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect (i) Lessor's interest in the Original Property, (ii) a first mortgage lien on the Original Property included in the Collateral in favor of the Administrative Agent, for the benefit of the Lenders, subject in both cases, to Permitted Exceptions and the rights of Lessee under the Lease. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this SECTION 3.1(i) shall have been paid in full, and satisfactory evidence thereof shall have been delivered to Administrative Agent, or arrangements for such payment shall have been made to the satisfaction of Administrative Agent.

           (j) SURVEY. Lessee shall have delivered, or shall have caused to be delivered, to Administrative Agent and its counsel a current ALTA survey of the Original Property in a form satisfactory to the Title Insurance Company and showing no state of facts unsatisfactory to Administrative Agent and counsel to the Participants, which survey shall be certified to Lessor and Administrative Agent and including such requirements as may be reasonably requested by Lessor and/or Administrative Agent, as the case may be.

           (k) TITLE INSURANCE. Lessor shall have received from the Title Insurance Company an ALTA (1970 or 1992 version owner's policy of title insurance acceptable in form and substance to Administrative Agent (the "ORIGINAL PROPERTY LESSOR'S POLICY") (or a final hand-marked original thereof signed by the Title Insurance Company containing all of the provisions to be included in such policy by the Title Insurance Company, in which case Lessor shall receive a clean, final original of such Policy within thirty (30) Business
Days), insuring that Lessor has good and marketable fee title to the Original Property subject to Permitted Exceptions, together with complete, legible copies of all encumbrances, maps and surveys of record. Administrative Agent, for the benefit of the Lenders, shall have received from the Title

                                                         Participation Agreement

Insurance Company an ALTA (1970 or 1992 version loan policy of title insurance (the "ORIGINAL PROPERTY LOAN POLICY"; together with the Original Property Lessor's Policy, the "ORIGINAL PROPERTY TITLE POLICIES"), reasonably acceptable in form and substance to Administrative Agent and the counsel for the Lenders, insuring the continuation under the Mortgage in favor of Administrative Agent on behalf of Lenders and the Lease in favor of Lessor of a valid first priority mortgage lien against the Original Property, subject to Permitted Exceptions, together with complete, legible copies of all encumbrances, maps and surveys of record. The Original Property Title Policies shall be dated as of the Documentation Date, shall be in an amount not less than the Outstanding Funded Amount and, to the extent permitted under Applicable Law and to the extent available and applicable to each type of policy, shall contain such additional endorsements and affirmative coverage reasonably requested by Lessor and/or Administrative Agent, as the case may be.

           (l) ENVIRONMENTAL CERTIFICATE AND AUDIT. Administrative Agent and Lessor shall have each received an Environmental Certificate, substantially in the form of EXHIBIT F (an "ENVIRONMENTAL CERTIFICATE") with respect to the Original Property, and an update to the Environmental Audit prepared by the Environmental Engineer for such Property shall have been delivered to and approved by Administrative Agent and the Required Entities in their sole and absolute discretion. Administrative Agent and the Participants will timely advise Lessee if such Environmental Audit is not approved; PROVIDED that failure to so advise Lessee on or before one Business Day prior to the Documentation Date shall be deemed approval of such Environmental Audit.

           (m) ZONING. In the event that an ALTA 3.1 Zoning Endorsement (with express parking coverage) is not obtained in connection with the Original Property Title Policies for the Original Land, Administrative Agent shall receive evidence reasonably satisfactory to it that the zoning of the Original Land is satisfactory and compatible with the Original Facility constructed thereon.

           (n) MORTGAGE. Administrative Agent shall have received a Mortgage duly executed by Lessor and Lessee with respect to the Original Property maintaining the first lien on the Original Property created under the Original Mortgage in favor of the Administrative Agent for the benefit of the Lenders.

           (o) FILINGS AND RECORDATIONS. Administrative Agent shall have received evidence reasonably satisfactory to it that each of the Mortgage, the Assignment of Lease and the Supplement to Assignment of Lease delivered on the Documentation Date shall have been or are being recorded with the appropriate Authorities in the order in which such documents are listed in this clause, and the UCC financing statements or amendments to existing UCC financing statements with respect to the Original Facility shall have been or are being filed with the appropriate Authorities.

           (p) APPRAISAL. Not less than five (5) Business Days prior to the Documentation Date, Administrative Agent shall have received and will deliver to Lessor and each Lender an appraisal (the "ORIGINAL PROPERTY APPRAISAL") which will establish (by the use of appraisal methods set forth in the Appraiser Engagement Letter) (i) as of the Documentation Date the as-built Fair Market Sales Value of the Original Property in an amount not less than

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                                                         Participation Agreement

$150,000,000 and (ii) the Fair Market Sales Value of such Property as of the end of the Base Term in an amount not less than $150,000,000. The opinions to be rendered in connection with the Appraisals to be delivered pursuant to this
SECTION 3.1(p) shall be based upon the assumptions set forth in the Appraiser Engagement Letter. The Appraisal will be prepared in accordance with the Financial Institutions Reform Recovery and Enforcement Act of 1989 and will be performed by the Appraiser.

           (q) NO EVENT OF LOSS. No Casualty (where Lessee reasonably expects repair and restoration costs resulting from such casualty to exceed $10,000,000 with respect to the Original Property) (other than a Casualty which has been taken into consideration in the Original Property Appraisal) shall have occurred. No action shall be pending or threatened by an Authority to initiate a Condemnation or an Event of Taking in respect of the Original Property.

           (r) TRANSACTION COSTS. Lessee shall have paid or caused to be paid all Transaction Costs invoiced through the Documentation Date to the parties to whom such Transaction Costs are payable (or shall have requested payment thereof). Payments shall be made by wire transfer of immediately available funds, with such wire transfer being made to the accounts specified on SCHEDULE III in the case of payments to any of the parties listed on SCHEDULE III.

     3.2 CONDITIONS TO ALL ADVANCES. The obligation of Lessor and each Lender to perform its obligations on any Advance Date shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Lessor and Administrative Agent or, where expressly provided below, the Required Entities), or the waiver in writing by, Lessor and Administrative Agent (at the direction of Required Entities) of the conditions precedent set forth in this SECTION 3.2 (in addition to the conditions precedent set forth in SECTION 3.1 or 3.3, as applicable) on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

           (a) ADVANCE REQUEST. Lessee shall have delivered an Advance Request conforming with the requirements of SECTION 2.4 in respect of the proposed Advance Date.

           (b) PERFORMANCE. Lessee shall have performed and complied with all agreements and conditions contained herein and in any other Operative Document to which it is a party required to be performed or complied with by it on or prior to such Advance Date.

           (c) CONSENTS AND APPROVALS. All Government Actions and other approvals and consents required to be taken, given or obtained, as the case may be, by or from any Authority or another Person, or by or from any trustee or holder of any Indebtedness or obligation of Lessee, that are necessary in connection with the execution, delivery and performance of the Operative Documents by Lessee, shall have been taken, given or obtained, as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise).

                                                         Participation Agreement

           (d) REPRESENTATIONS AND WARRANTIES TRUE. Each representation and warranty of Lessee contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Advance Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. Since December 31, 2003, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

           (e) TRANSACTION COSTS. With respect to the initial Advance Date, Lessee shall have paid or caused to be paid all Transaction Costs invoiced through the initial Advance Date to the parties to whom such Transaction Costs are payable (or shall have requested payment thereof pursuant to the initial Advance Request), and, with respect to any other Advance Date, Lessee shall have paid all Transaction Costs invoiced through such Advance Date to the parties to whom such Transaction Costs are payable (or shall have requested payment thereof pursuant to the Advance Request). Payments shall be made by wire transfer of immediately available funds, with such wire transfer being made to the account specified on SCHEDULE III in the case of payments to any of the parties listed on SCHEDULE III.

           (f) PROCEEDINGS SATISFACTORY, ETC. All corporate proceedings taken in connection with such Advance Date and all documents relating thereto shall be reasonably satisfactory to Administrative Agent and counsel to the Participants, and Administrative Agent and counsel to the Participants shall have received copies of such documents as Administrative Agent or such counsel may reasonably request in connection therewith.

           (g) TAXES. All taxes, charges, fees and costs, if any, payable in connection with the execution, delivery, recording and filing of the Operative Documents and the transactions contemplated to be consummated on each Advance Date shall have been paid in full, or arrangements for such payment shall have been made to the satisfaction of Administrative Agent.

     3.3 CONDITIONS TO ACQUISITION OF THE ADDITIONAL PROPERTY. The obligation of each Participant to perform its obligations on the date on which the Additional Property is to be acquired by Lessor (the "ACQUISITION DATE") shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Administrative Agent or, where expressly provided below, the Required Entities), or the waiver in writing by, Administrative Agent (at the direction of the Required Entities) of the conditions precedent set forth in this SECTION 3.3 (in addition to the conditions precedent set forth in SECTION 3.2) on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

           (a) FILINGS AND RECORDINGS. All filings or recordings enumerated and described in SCHEDULE 4.1A hereof, as well as all other filings and recordings necessary or advisable, including precautionary financing statements, in the opinion of Administrative Agent or counsel to the Participants, to perfect the rights, titles and interests of the Participants intended to be created by the Operative Documents shall have been made, or shall have been arranged to be made promptly thereafter, in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect (i) Lessor's interest in the Additional Property, (ii) a first mortgage lien on the Additional Property included in the Collateral in favor

                                                         Participation Agreement

of the Administrative Agent, for the benefit of the Lenders, subject in both cases, to Permitted Exceptions and the rights of Lessee under the Lease. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this SECTION 3.3(a) shall have been paid in full, and satisfactory evidence thereof shall have been delivered to Administrative Agent, or arrangements for such payment shall have been made to the satisfaction of Administrative Agent.

           (b) OPINIONS OF COUNSEL. Administrative Agent has received an opinion of counsel addressed to Administrative Agent, Lessor and the Lenders substantially in the form of EXHIBIT G-1 with respect to the Operative Documents executed and delivered in connection with such Advance Date and the perfection and validity of the Participants' lien on the Additional Property being purchased on such Advance Date, with such qualifications and limitations as are acceptable to Administrative Agent and counsel to the Participants.

           (c) SURVEY. Lessee shall have delivered, or shall have caused to be delivered, to Administrative Agent and its counsel a current "as-built" ALTA survey of the Additional Property, certified to Administrative Agent and Lessor in a form satisfactory to the Title Insurance Company and showing no state of facts unsatisfactory to Administrative Agent and counsel to the Participants, which survey shall be certified to Lessor and Administrative Agent and including such requirements as may be reasonably requested by Lessor and/or Administrative Agent, as the case may be.

           (d) TITLE INSURANCE. Lessor shall have received from the Title Insurance Company a date-down endorsement to the Original Property Lessor's Policy, acceptable in form and substance to Administrative Agent (the "ADDITIONAL PROPERTY LESSOR'S POLICY") (or a final hand-marked original thereof signed by the Title Insurance Company containing all of the provisions to be included in such policy by the Title Insurance Company, in which case Lessor shall receive a clean, final original of such Policy within thirty (30) Business
Days), insuring that Lessor has good and marketable fee title to the Original Property and the Additional Property, together with complete, legible copies of all encumbrances, maps and surveys of record. Administrative Agent, for the benefit of the Lenders, shall have received from the Title Insurance Company a date-down endorsement to the Original Property Loan Policy (the "ADDITIONAL PROPERTY LOAN POLICY"; together with the Additional Property Lessor's Policy, the "ADDITIONAL PROPERTY TITLE POLICIES"), reasonably acceptable in form and substance to Administrative Agent and the counsel for the Lenders, insuring the continuation or creation, as applicable, under the Mortgages in favor of Administrative Agent on behalf of Lenders and the Lease in favor of Lessor of a valid first priority mortgage lien against the Original Property and the Additional Property, subject to Permitted Exceptions, together with complete, legible copies of all encumbrances, maps and surveys of record. The Additional Property Title Policies shall be dated as of the Acquisition Date, shall be in an amount not less than the sum of the Outstanding Funded Amount and the Additional Property Commitment Amount and, to the extent permitted under Applicable Law and to the extent available and applicable to each type of policy, shall contain such endorsements and affirmative coverage reasonably requested by Lessor and/or Administrative Agent, as the case may be.

           (e) ENVIRONMENTAL CERTIFICATE AND AUDIT. Administrative Agent and Lessor shall have each received an Environmental Certificate with respect to the Additional Property, and the Environmental Audit prepared by the Environmental Engineer for the Additional

                                                         Participation Agreement

Property shall have been delivered to and approved by Administrative Agent and the Required Entities in their sole and absolute discretion. Administrative Agent and the Participants will timely advise Lessee if such Environmental Audit is not approved; PROVIDED that failure to so advise Lessee on or before one Business Day prior to the Acquisition Date shall be deemed approval of such Environmental Audit.

           (f) ZONING. In the event that an ALTA 3.1 Zoning Endorsement (with express parking coverage) is not obtained in connection with the Title Policies for the Additional Property, Administrative Agent shall receive evidence reasonably satisfactory to it that the zoning of the Additional Land is satisfactory and compatible with the Additional Facility constructed thereon.

           (g) PURCHASE AGREEMENT AND DEED. Administrative Agent shall have received (i) a fully executed Purchase Agreement and Purchase Agreement Assignment regarding the acquisition of the Additional Property, together with
(x) an Officer's Certificate of the Lessee to the effect that the Purchase Agreement is complete and includes all existing amendments, modifications and riders, and (y) a Purchase Agreement Assignment from Lessee to Lessor, (ii) a Deed conveying to Lessor such Property, and (iii) a copy of the Additional Property Sublease of such Property between the Seller, as lessee, and Lessee, as lessor, which lease shall be reasonably acceptable in form and substance to Administrative Agent and the counsel for the Lenders with a term of not more than eighteen months, shall become a sublease to such Seller, and shall be subordinate to the Lease and the Mortgage upon acquisition of such Property by Lessor and the lease thereof to Lessee pursuant to the Lease.

           (h) MORTGAGE. Administrative Agent shall have received a Mortgage duly executed by Lessor and Lessee with respect to the Additional Property creating a first lien on the Additional Property in favor of the Administrative Agent for the benefit of the Lenders.

           (i) LEASE SUPPLEMENT; ASSIGNMENT OF LEASE SUPPLEMENT. Administrative Agent shall have received Lease Supplement No. 2 and such Supplement to Assignment of Lease with respect to the Additional Property fully executed by the Lessee and Lessor and Lessor and Administrative Agent, respectively.

           (j) FILINGS AND RECORDATIONS. Administrative Agent shall have received evidence reasonably satisfactory to it that each of the Deed, Lease Supplement No. 2, the Mortgage and the Supplement to Assignment of Lease delivered on the Acquisition Date shall have been or are being recorded with the appropriate Authorities in the order in which such documents are listed in this clause, and the UCC Financing Statements with respect to the Additional Property shall have been or are being filed with the appropriate Authorities.

           (k)   INSURANCE. Insurance complying with the provisions of
Article XI of the Lease shall be in full force and effect as evidenced by certificates of insurance, broker's reports or insurance binders delivered to Lessor in form and substance reasonably satisfactory to Administrative Agent.

           (l) APPRAISAL. Not less than five (5) Business Days prior to the Acquisition Date, Administrative Agent shall have received and will deliver to Lessor and each Lender an

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                                                         Participation Agreement

appraisal (the "ADDITIONAL PROPERTY APPRAISAL") which will establish (by the use of appraisal methods set forth in the Appraiser Engagement Letter) (i) as of the date such Property becomes subject to the Lease, such Property's Fair Market Sales Value, in an amount not less than $16,000,000 and (iii) the Fair Market Sales Value of such Property as of the end of the Base Term in an amount not less than $16,000,000. The opinions to be rendered in connection with the Appraisals to be delivered pursuant to this SECTION 3.3(l) shall be based upon the assumptions set forth in the Appraiser Engagement Letter. The Appraisal will be prepared in accordance with the Financial Institutions Reform Recovery and Enforcement Act of 1989 and will be performed by the Appraiser.

           (m) FIRPTA AFFIDAVIT. Lessee shall have caused the seller or assignor of the Additional Property to deliver to Administrative Agent either
(i) a FIRPTA Affidavit in customary form or (ii) in the case of a seller or assignor but not Lessee, if such seller is, a "foreign person" as defined in
Section 1445 of the Code, evidence that a portion of the sales price to be paid to such seller or assignor has been withheld, if so required, in accordance with the provisions of the Code and the Regulations.

           (n) NO EVENT OF LOSS. No Casualty in excess of $1,000,000 shall have occurred subsequent to the date of the Additional Property Appraisal but prior to the Acquisition Date and no Event of Loss shall have occurred in respect of the Additional Property on the Acquisition Date. No action shall be pending or threatened by an Authority to initiate a Condemnation or an Event of Taking in respect of the Additional Property on the Acquisition Date.

           (o) GOOD STANDING. Lessee shall have delivered to Administrative Agent a certificate issued by the office of the secretary of state of the jurisdiction in which such Property is located indicating that such Lessee is a corporation in good standing under the laws of such jurisdiction.

           (p) SECRETARY'S CERTIFICATE. The Administrative Agent shall have received from Lessee (with sufficient copies for distribution to each Participant) (a) an incumbency certificate regarding the officers authorized to execute and deliver the Operative Documents to which it is a party and other documents and agreements delivered in connection therewith; (b) certified copies of all documents evidencing the corporate actions of Lessee, including resolutions of the boards of directors or delegations of authority of Lessee duly authorizing the execution, delivery and performance by Lessee of each of the Operative Documents to which it is or is to be a party and the transactions contemplated hereby and thereby; (c) certified copies of the bylaws and charter of Lessee; and (d) such other documents and evidence with respect to Lessee as any Participant may reasonably request in order to establish the consummation of the transactions contemplated by the Operative Documents, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

           (q) ENVIRONMENTAL INDEMNITY. Lessor shall have received an Environmental Indemnity with respect to the Additional Property duly executed by Lessee, as Indemnitor.

     All or any portion of any Commitment may be suspended by reason of the inability to satisfy any condition in this ARTICLE III.

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                                                         Participation Agreement

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES OF LESSEE. As of the date hereof and each Advance Date, Lessee represents and warrants to each of the other parties hereto as follows; provided, however, that to the extent that the representations or warranties in SECTIONS 4.1(o) (p)(ii), (q), (r), (t), (x) and
(y) are given with respect to the Additional Property, such representations or warranties shall be deemed to have first been made on the Acquisition Date with respect to the Additional Property and on each Advance Date thereafter:

           (a) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Lessee and each Subsidiary of Lessee (i) is duly organized or formed, validly existing and (in the case of Lessee and its Material Subsidiaries) in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is in compliance with all Requirements of Law, except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) in the case of Lessee and its Material Subsidiaries, is duly qualified and in good standing to do business in each jurisdiction in which the nature or conduct of its business or the ownership, leasing, operation or holding of its properties requires such qualification, except to the extent that all failures to be so qualified could not in aggregate have a Material Adverse Effect.

           (b) CORPORATE POWER; AUTHORIZATION. Lessee has the power and authority, and the legal right, to make, deliver and perform this Agreement and all other Operative Documents to which it is a party. Lessee has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Person (including any Authority) is required in connection with the execution, delivery or performance by Lessee, or for the validity or enforceability against, the Lessee of this Agreement or any other Operative Document except for the consents, authorizations and filings which have been obtained or made and are in full force and effect.

           (c) ENFORCEABLE OBLIGATIONS. This Agreement and each Operative Document to which Lessee is a party has been duly executed and delivered by Lessee and constitutes the legal, valid and binding obligation of Lessee enforceable against Lessee in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally, general principles of equity (regardless of whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

           (d) NO LEGAL BAR. The execution, delivery and performance of each Operative Document to which Lessee is a party will not violate any Requirement of Law or Contractual Obligation of Lessee or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligations, except for the Liens created under the Operative Documents.

                                                         Participation Agreement

           (e) NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Authority is pending or, to the knowledge of a Responsible Officer of Lessee, threatened by or against Lessee or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to (a) any of the Operative Documents or any of the transactions, contemplated thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

           (f) INVESTMENT COMPANY ACT; OTHER REGULATIONS. Lessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Lessee is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

           (g) NO DEFAULT. Neither Lessee nor any Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

           (h) TAXES. Lessee and each of its Material Subsidiaries, has filed or caused to be filed all Tax returns which, to the knowledge of a Responsible Officer of Lessee or any Material Subsidiary, are required to be filed. All Taxes shown to be due and payable on such Tax returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Authority have been timely paid in full (other than any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Lessee or its Subsidiaries, as the case may be), and no Tax Liens have been filed and, to the knowledge of a Responsible Officer of Lessee, no claims are being asserted against Lessee or any Material Subsidiary with respect to any Taxes, fees or other charges.

           (i)   SUBSIDIARIES. The Subsidiaries of Lessee listed on
SCHEDULE 4.1B constitute all of the Domestic Subsidiaries of Lessee and the Subsidiaries listed on SCHEDULE 4.LC constitute all of the Foreign Subsidiaries of Lessee as of the Documentation Date.

           (j) OWNERSHIP OF PROPERTY; LIENS. Lessee and each of its Material Subsidiaries, has good record and marketable title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid interest in, all of its other property, and none of such property is subject to any Lien other than Permitted Liens.

           (k) RIGHTS IN RESPECT OF THE PROPERTIES. Lessee is not a party to any contract or agreement to sell any interest in any Property or any part thereof other than pursuant to or in accordance with this Agreement and the Lease.

           (l) NO DEFAULT, LOSS, ETC. As of each Advance Date: no Default, Event of Default, Event of Loss or Casualty (where Lessee reasonably expects repair and restoration costs resulting from such casualty to exceed $10,000,000 with respect to the Original Property or, with respect to any Advance Date occurring on or after the Acquisition Date, $6,000,000 with respect to the Additional Property) has occurred and is continuing; there is no action pending or, to the

                                                         Participation Agreement

knowledge of a Responsible Officer of Lessee threatened by an Authority to initiate an Event of Taking; no condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute an event of default by it under any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound which individually or in the aggregate with all such events of default could have a Material Adverse Effect.

           (m) CHIEF EXECUTIVE OFFICE OF LESSEE. The principal place of business and chief executive office, as such terms are used in Section 9-307 of the UCC, of the Lessee are located at 1895 J.W. Foster Boulevard, Canton, Massachusetts 02021. Lessee is a corporation organized under the laws of Massachusetts. Lessee's federal employer identification number is 04-2678061. The name of Lessee appearing on the first page hereof is Lessee's exact legal name as it appears in the public records of Massachusetts.

           (n) COMPLIANCE WITH LAW. With respect to the Original Land and the construction and use of the Original Facility and with respect to the Additional Facility upon its acquisition, (i) Lessee has at all times complied with and is in compliance with and will comply with all Applicable Laws, including all Environmental Laws, except for any violations which would not have a Material Adverse Effect; (ii) each Property and the use thereof by Lessee and its administrative agents, assignees, employees, invitees, lessees, licensees and tenants complies in all material respects with all Applicable Laws (including all zoning and land use laws and Environmental Laws) and insurance requirements; and (iii) each Facility and any other improvements on such Property do not encroach in any material respect onto any adjoining land (except as permitted by express written easements or as insured by appropriate title insurance). There are no underground storage tanks at any Property except such underground storage tanks as are in compliance with Environmental Laws.

           (o) LICENSES, REGISTRATIONS AND PERMITS. All material licenses, approvals, authorizations, consents, permits (including building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication (collectively, the "PERMITS"), required for the use and occupancy of each Property and for the operation thereof (including a certificate or certificates of occupancy for each Facility or other legally equivalent permission to occupy such Facility) have either been obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such use and/or operation, as applicable. Lessee, as Construction Agent under the Original Operative Documents and its contractors have assigned to Lessor, to the extent assignable under applicable law, all of their respective interests in all such Permits relating to the Original Property.

           (p)   NATURE, CONDITION AND USE OF PROPERTY.

                 (i) The Original Facility was constructed on the Original Land pursuant to the Construction Agency Agreement. Such Property is located in Massachusetts in the County of Norfolk. The condition and use of such Property conforms, in all material respects, with all conditions or requirements of all

                                                         Participation Agreement

           existing permits and approvals issued with respect to the Original Land and the Original Facility. Lessee's use of such Property under the Lease does not and will not, in any material respect, violate any Applicable Law. No notices, complaints or orders of violation or non-compliance or liability of any nature whatsoever have been issued or threatened by any Person with respect to the Original Property or any present or intended future use thereof, except for such violations and instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Original Property, and Responsible Officers of Lessee are not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders. The Original Property complies, in all material respects, with Applicable Law. With respect to the Original Facility, (A) there are no material defects to such Facility, including the plumbing, heating, air conditioning and electrical systems thereof and (B) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Facility for its primary intended use are available pursuant to adequate permits (including any that may be required under applicable Environmental
           Laws).

                 (ii) The Property to be acquired on the Acquisition Date consists of land on which a facility suitable for use as a manufacturing facility has been constructed. Such Property is located in Massachusetts in the County of Norfolk and will be subleased to Seller pursuant to the Additional Property Sublease. The condition and use of Property will conform, in all material respects, with all conditions or requirements of all existing permits and approvals issued with respect to such Property. Lessee's and its tenants' present or future intended use of such Property under the Lease does not and will not, in any material respect, violate any Applicable Law. No notices, complaints or orders of violation or non-compliance or liability of any nature whatsoever have been issued or threatened by any Person with respect to such Property or any present or intended future use thereof, except for such violations and instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Property, and Responsible Officers of Lessee are not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders. Such Property complies in all material respects, with Applicable Law. With respect to the Additional Facility, (A) there are no material defects to such Facility, including the plumbing, heating, air conditioning and electrical systems thereof and (B) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Facility for its primary intended use are available pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

           (q) UTILITY SERVICES. Each Property has available all material services of public facilities and other utilities necessary for use and operation of the Facility thereon for its primary intended purposes including adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between such Facility and public highways for pedestrians and motor vehicles. All utilities serving such

                                                         Participation Agreement

Property are located in, and vehicular access to the Property is provided by, either public rights-of-way abutting such Property or by Appurtenant Rights.

           (r) USE AND OPERATION OF THE PROPERTIES. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Property as the Lessee and its tenants intend to use such Property under the Lease and which are necessary to permit the lawful intended use and operation of all utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect, and Responsible Officers of Lessee have no actual knowledge of any pending modification which would materially and adversely affect the operation of the Facility located thereon or cancellation of the same; and all required building and use-related permits, approvals, licenses, and consents material to the construction, use and operation of such Facility have been issued and were in full force and effect on or prior to the date such permits, approvals, licenses and consents are or become necessary.

           (s) SECURITIES ACT. Neither Lessee nor anyone authorized to act on behalf of Lessee (it being understood that this representation is not being made with respect to Credit Suisse First Boston and its Affiliates) has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes, the Properties or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

           (t) TITLE. Neither Lessee nor any of its Affiliates has taken or caused to be taken any action which would have an adverse effect on Lessor's title to the Property from that indicated in the Title Policies to be delivered pursuant to SECTION 3.1 and 3.3. Neither Lessee nor any of its Affiliates has created, consented to, incurred or suffered to exist any Lien upon either Property other than Permitted Liens.

           (u) FEDERAL RESERVE REGULATIONS. No part of the proceeds of any Advances will be used in any manner which would violate, or result in the violation of, Regulation U of the Board of Governors of the Federal Reserve System, as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Lessee will furnish to the Administrative Agent and each Lender a statement to the foregoing, effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

           (v) ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity

                                                         Participation Agreement

has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvency. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $10,000,000.

           (w)   FINANCIAL CONDITION.

                 (i) The consolidated balance sheet (the "BALANCE SHEET") of the Lessee and its consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each of the Participants, are complete and correct and present fairly in all material respects the consolidated financial condition of the Lessee and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                 (ii) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Lessee nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except to the extent permitted under this Agreement or separately disclosed to the Participants in writing prior to the date hereof, there has been no sale, transfer or other disposition by the Lessee or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Lessee and its consolidated Subsidiaries at December 31, 2003 during the period from December 31, 2003 to and including the date hereof.

           (x) NO OTHER FILINGS. On the Documentation Date and Acquisition Date, except for the filings and recordings listed in SCHEDULE 4.LA (which filings or recordings shall have been duly made on the applicable Advance Date, or shall have been arranged to be made promptly thereafter (including the payment of any fees or taxes relating to any of the foregoing) in a manner satisfactory to Administrative Agent), no other filings or recordings are necessary to validly and effectively maintain in Lessor and Administrative Agent, or convey to Lessor and

                                                         Participation Agreement

Administrative Agent, such interests in the Original Property and the Additional Property and the Collateral as contemplated by the Operative Documents, in each case free and clear of all Liens, other than Permitted Liens.

           (y) ZONING. The Original Property complies, and, on the Acquisition Date therefor the Additional Property will comply, in all material respects with all applicable zoning and subdivision laws, ordinances, regulations and restrictive covenants, and all requirements thereof necessary for the use, occupancy and operation of such Property have been, or upon the acquisition of such Property will be, satisfied in all material respects, and the current use and intended use under the Lease of such Properties is a conforming use.

           (z) DISCLOSURE. No information, schedule, exhibit or report or other document furnished by the Lessee or any of its Subsidiaries to the Administrative Agent or any Participant in connection with the negotiation of this Agreement or any of the other Operative Documents (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein, in light of the circumstances when made, not materially misleading.

           (aa) APPRAISAL DATA. The information provided by Lessee and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in the Appraisals, taken as a whole, was true and correct in all material respects and did not omit any information necessary to make the information provided not materially misleading.

           (bb) SUBJECTION TO GOVERNMENT REGULATION. None of Administrative Agent, Lessor nor any Lender will become (i) solely by reason of entering into the Operative Documents or consummation of the transactions contemplated thereby (other than upon exercise of remedies under the Lease or upon the expiration thereof), subject to ongoing regulation of its operations by any Authority having jurisdiction solely by reason of any of Lessee's business activities or the nature of the Properties; or (ii) except for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or the holding of any interest in, the Properties or any interest therein upon the exercise of remedies under the Lease or upon the expiration thereof, subject to ongoing regulation of its operations by any Authority having jurisdiction solely by reason of any of Lessee's business activities or the nature of the Properties.

           (cc) INTELLECTUAL PROPERTY. Each of the Lessee and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which, if accurate, could reasonably be expected to have a Material Adverse Effect, nor does the Lessee know of any valid basis for any such claim. To the knowledge of Responsible Officers of the Lessee, the use of such Intellectual Property by the Lessee and its Subsidiaries does not infringe on the rights of any Person, except for such claims and

                                                         Participation Agreement

infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           (dd) TAX SHELTER REGULATIONS. Lessee does not intend to treat the Lease, the Loans and/or Investor Balance and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Lessee determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. If Lessee so notifies Administrative Agent, Lessee acknowledges that Administrative Agent and/or one or more of the Lenders or Lessor may treat its Loans and/or its interest in the Investor Balance as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Administrative Agent and Lessor or such Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulation.

           (ee) NO CHANGE. Since December 31, 2003, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

     4.2 REPRESENTATIONS AND WARRANTIES OF EACH PARTICIPANT. Each Participant represents and warrants severally and only as to itself to each of the other parties hereto as follows:

           (a)   Lessor represents and warrants that:

                 (i) CORPORATE POWER: AUTHORIZATION. It has the power and authority, and the legal right, to make, deliver and perform this Agreement and all other Operative Documents to which it is a party. Lessor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Person (including any Authority) is required in connection with the execution, delivery or performance by Lessor, or for the validity or enforceability against, the Lessor of this Agreement or any other Operative Document except for the consents, authorizations and filings which have been obtained or made and are in full force and effect.

                 (ii) ENFORCEABLE OBLIGATIONS. This Agreement and each Operative Document to which Lessor is a party has been duly executed and delivered by Lessor and constitutes the legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally, general principles of equity (regardless of whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 (iii) DUE ORGANIZATION, ETC. It is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority to enter into and perform its obligations as Lessor or Borrower (as the case may be) under each Operative Document to which it is or is to be a party and

                                                         Participation Agreement

           each other agreement, instrument and document to be executed and delivered by it on or before each Advance Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party.

                 (iv) LESSOR LIENS. The Original Property is, and upon acquisition the Additional Property will be, free and clear of all Lessor Liens attributable to it.

                 (v) ERISA. It has funded and will fund the Invested Amount with assets that are either (i) not assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or
           Section 4975 of the Code; or (ii) assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or
           Section 4975 of the Code, but there is available an exemption from the prohibited transaction rules under Section 406(a) of ERISA and
           Section 4975 of the Code and such exemption is immediately applicable to each transaction contemplated by the Operative Documents to the extent that any other party to such transaction is a "party in interest" as defined in Section 3 (14) of ERISA with respect to such plan assets.

           (b)   Each Lender represents and warrants that:

                 (i) ERISA. It is purchasing its interest in the Notes with assets that are either (i) not assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or
           Section 4975 of the Code; or (ii) assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or
           Section 4975 of the Code, but there is available an exemption from the prohibited transaction rules under Section 406(a) of ERISA and
           Section 4975 of the Code and such exemption is immediately applicable to each transaction contemplated by the Operative Documents to the extent that any other party to such transaction is a "party in interest" as defined in Section 3(14) of ERISA with respect to such plan assets.

                 (ii) INVESTMENT IN NOTES. In the event that the Notes are determined to be securities, it is acquiring the Notes for its own account for investment and not with a view to any distribution (as such term is used in Section 2 (11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Notes, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note or any interest in the Property, the Collateral or the Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this SECTION 4.2(b) shall include or cover any action or inaction of Lessee or any Affiliate thereof whether or not purportedly on behalf of any Participant or any of their Affiliates.

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                                                         Participation Agreement

                                    ARTICLE V
                               COVENANTS OF LESSEE

     5.1 FURTHER ASSURANCES. Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Lessor or Administrative Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by Lessor or Administrative Agent in order to establish, preserve, protect and perfect the title of Lessor to the Properties, as the case may be, and Lessor's rights under this Agreement and the other Operative Documents and to perfect, preserve and protect the first and prior Lien of the Mortgage on the Collateral. Lessee will maintain in full force and effect all Permits. Upon any transfer of either Property, whether pursuant to any provision of the Operative Documents (including Article VI of the Lease) or after the occurrence of a Lease Event of Default or otherwise, Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Lessor or Administrative Agent reasonably may request from time to time in order to cause the Permits to be transferred or reissued in the name of the Person acquiring such Property.

     5.2 LIMITATION ON FUNDAMENTAL CHANGES. None of the Lessee or any of its Subsidiaries shall enter into any merger, consolidation or amalgamation to which it is not the continuing, or surviving corporation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that any Subsidiary of Lessee may be merged or consolidated with or into Lessee, (provided that Lessee shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Lessee (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation).

     5.3   [RESERVED].

     5.4   [RESERVED].

     5.5 LIENS. Lessee shall not incur or suffer to exist any Lien on the Property following the Lease Commencement Date for such Property, other than Permitted Liens.

     5.6 LIMITATION ON SALE OF ASSETS. Lessee shall not, and shall not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets (including, without limitation, receivables and leasehold interests) of Lessee and its Subsidiaries taken as a whole, whether now owned or hereafter acquired in any single transaction or any series of related transactions. Notwithstanding the foregoing provision of this SUBSECTION 5.6, the trademark "Reebok" shall at all times be subject to a valid license agreement in favor of the Lessee having terms substantially similar to the License Agreement described in subsection 7.5(b) of the Revolving Credit Agreement.

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                                                         Participation Agreement

     5.7 CHANGE OF NAME OR ADDRESS. Lessee shall provide the Administrative Agent (with sufficient copies for each Participant) thirty (30) days' prior written notice of (i) any change in name, identity, jurisdiction of incorporation, state organization number, if any, or corporate structure of Lessee or the address of the chief executive office and principal place of business of Lessee or the office where Lessee keeps its records concerning its accounts and the Property or (ii) any change with respect to the places of business of Lessee whereby it will thereafter have a place of business in other counties in the Commonwealth of Massachusetts or will thereafter have no place of business in the Commonwealth of Massachusetts.

     5.8 ENVIRONMENTAL MATTERS. Following the Lease Commencement Date for a Property, (a) Lessee shall comply in all material respects at all times with Applicable Laws affecting such Property, including all Environmental Laws, and shall maintain at such Property only such quantities of Hazardous Materials, if any, as are necessary for the ongoing operation of such Property or held for resale by Lessee, and in all events, such Hazardous Materials shall be held in compliance with all Applicable Laws; and (b) Lessee shall not cause or permit the installation of any underground storage tanks at such Property.

     5.9 INVESTIGATION BY AUTHORITIES. Following the Lease Commencement Date for a Property, Lessee shall deliver to the Administrative Agent (with sufficient copies for each Participant) promptly upon Lessee's receiving notice of the intent by any Authority to (x) take an action which would constitute a Condemnation or an Event of Taking in respect of such Property, (y) investigate such Property for a material violation of any Applicable Law on or at such Property, including any Environmental Law, under which liability may be imposed upon any Participant or under which liability having a Material Adverse Effect may be imposed on Lessee or (z) investigate such Property (other than routine fire, life-safety and similar inspections) for any violation of Applicable Law under which criminal liability may be imposed upon any Participant or Administrative Agent under which liability having a Material Adverse Effect may be imposed on Lessee.

     5.10 FINANCIAL STATEMENTS; CERTIFICATES; OTHER INFORMATION. Lessee shall furnish to the Administrative Agent (with sufficient copies for each Participant):

           (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Lessee, a copy of the consolidated balance sheets of the Lessee and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

           (b) as soon as available, but in any event not later than 45 days after the end of each of the first three, quarterly periods of each fiscal year of the Lessee, the unaudited consolidated balance sheets of the Lessee and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Lessee and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form

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                                                         Participation Agreement

the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

           (c) promptly upon receipt thereof, copies of all updates to either Environmental Audit;

           (d) concurrently with the delivery of the financial statements referred to in SECTION 5.10(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

           (e) concurrently with the delivery of the financial statements referred to in SECTIONS 5.10(a) and (b), a certificate of a Responsible Officer
(i) stating that, to the best knowledge of such Responsible Officer, the Lessee has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Operative Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default, Event of Default, Event of Loss, Condemnation or Casualty except as specified in such certificate (such certificate to include, in the case of any such condition or event, the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto) and (ii) setting forth the computations used by the Company in determining (as of the end of such fiscal period) compliance with the covenants contained in SUBSECTION 5.18; or

           (f) following the Documentation Date and until the termination of the Lease, to Administrative Agent, a certificate of the Lessee signed by a Responsible Officer of the Lessee promptly after Lessee obtains knowledge that there exists a Lease Default or Lease Event of Default, which such certificate shall describe such Lease Default or Lease Event of Default in reasonable detail, with a statement of Lessee's action with respect thereto taken or proposed to be taken;

           (g) within five days after the same are sent, copies of all financial statements, and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

           (h) promptly, such additional financial and other information as any Participant may from time to time reasonably request; and

           (i) concurrently with the delivery to Lessor of a notice or communication under the Lease, a copy of such notice or communication.

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                                                         Participation Agreement

All financial statements furnished pursuant to SECTIONS 5.10(a) and (b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

     5.11 SECURITIES. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of either Property or the Notes, Lease or other Operative Documents, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act or any state securities laws.

     5.12 INTEREST RATES. With respect to each determination of Yield pursuant to this Agreement and an interest rate pursuant to the Loan Agreement, Lessee agrees to be bound by Section 2.7 of the Loan Agreement in connection with the calculation of Basic Rent and Supplemental Rent (to the extent it is calculated in respect of the Overdue Rate).

     5.13 PAYMENT OF OBLIGATIONS. Lessee shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent, as the case may be, all its material obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Lessee or any of its Subsidiaries, as the case may be.

     5.14 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Lessee shall, and shall cause each of its Subsidiaries to, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or (in the reasonable judgment of Lessee) desirable in the normal conduct of its business except as otherwise permitted by SECTION 5.2 and comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     5.15 MAINTENANCE OF PROPERTY; INSURANCE. Without limiting Lessee's obligations under Article XI of the Lease, Lessee shall, and shall cause each of its Subsidiaries to:

           (a) keep all material property useful and necessary in its business in good working order and condition;

           (b) in addition to, and not in limitation of, the Insurance Requirements and the provisions of Article XI of the Lease, maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks (but including, in any event, public liability and product liability insurance) as are usually insured against in the same general area, by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried;

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                                                         Participation Agreement

           (c) keep in full force and effect, and comply in all material respects with the terms of, a license agreement between the Lessee and any wholly-owned Subsidiary of the Lessee or of Reebok U.K. which is substantially similar in form and substance to the License Agreement, dated as of August 6, 1979, between the Lessee (as successor to Reebok U.S.A. Limited, Inc.) and Reebok U.K., as the same may be amended, supplemented or otherwise modified in a manner which could not reasonably be expected to have a Material Adverse Effect.

     5.16 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Lessee shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice, when no Default or Event of Default has occurred and is continuing) and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Lessee and its Subsidiaries with officers and employees of Lessee and its Subsidiaries and with its independent certified public accountants.

     5.17  NOTICES. Lessee shall promptly give notice to the Administrative
Agent:

           (a)   the occurrence of any Default or Event of Default;

           (b) any (i) default or event of default under any Contractual Obligation of the Lessee or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Lessee or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

           (c) any litigation or proceeding affecting the Lessee or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect;

           (d) the following events, as soon as possible and in any event within 30 days after the Lessee knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Lessee or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

           (e) any change in the Credit Rating of the Lessee promptly upon the effectiveness thereof; and

           (f) the occurrence of (i) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Lessee and its Subsidiaries taken as a whole or (ii) any development or event which could reasonably be

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                                                         Participation Agreement

expected to have a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders hereunder or under any of the other Operative Documents.

Each notice pursuant to this SECTION 5.17 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Lessee proposes to take with respect thereto.

     5.18 FINANCIAL CONDITION COVENANTS. Lessee hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Participant or the Administrative Agent hereunder or under any other Operative Document, Lessee shall not, and (except with respect to SECTION 5.18) shall not permit any of its Subsidiaries to, directly or indirectly:

           (a) INDEBTEDNESS TO EBITDA. Permit the ratio of (i) total Indebtedness of Lessee and its Subsidiaries on a consolidated basis at any date minus cash and cash equivalents then held by Lessee and its Subsidiaries to the extent that such cash and cash equivalents are in excess of $50,000,000, to (ii) EBITDA of Lessee and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters most recently ended prior to such date for which Lessee has delivered the financial statements contemplated by SECTION 5.10.(a) or (b), as the case may be, to be greater than 3:00 to 1:00.

           (b) INTEREST COVERAGE. Permit, for any period of four consecutive fiscal quarters most recently ended, the ratio of (i) EBITDA of Lessee and its Subsidiaries on a consolidated basis for such period to (ii) the amount of interest expense, both expensed and capitalized, of Lessee and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, to be less than 3.00 to 1.00.

     5.19 LIMITATION ON TRANSACTIONS WITH AFFILIATES. None of the Lessee or any of its Subsidiaries shall enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Lessee's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Lessee or such Subsidiary, as the case may be, than it would obtain in a hypothetical comparable arm's-length transaction with a Person which is not an Affiliate (it being understood (i) that such fairness and reasonableness shall, in the case of arrangements with joint ventures with unaffiliated third parties, be determined in the context of all arrangements between the Lessee and its Subsidiaries, on the one hand, and such joint venture, on the other hand and (ii) this SUBSECTION
5.19 shall not prohibit the transaction with Onfield Apparel Group LLC described on Schedule V to the Revolving Credit Agreement.

                                   ARTICLE VI
                         OTHER COVENANTS AND AGREEMENTS

     6.1 COOPERATION WITH LESSEE. Administrative Agent and each Participant shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), at Lessee's expense, cooperate to allow Lessee to (a) perform its covenants contained in SECTION 5.1, including at any time and from time to time, upon the reasonable request of Lessee,

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                                                         Participation Agreement

to promptly and duly execute and deliver any and all such further instruments, documents and completed financing statements (and continuation statements related thereto) as Lessee may request in order to perform such covenants, (b) further Lessee's requirements as lessee of the Property, including to file or cause to be filed any completed statement with respect to any tax abatements or other requirements, (c) execute and acknowledge consents or joinders and otherwise assist with respect to actions permitted under Section 8.3 of the Lease, including such actions as Lessee may request on the Acquisition Date (such as executing reciprocal easement agreements and executing documents described in Section 8.3 of the Lease which require Lessor's signature), and (d) upon transfer of the Property to Lessee or any third party, minimize transfer and mortgage recording taxes as long as by doing so no Administrative Agent or Participant shall have any continuing liability with respect thereto.

     6.2   COVENANTS OF LESSOR.

           (a) DISCHARGE OF LIENS. Lessor covenants that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it. Notwithstanding the foregoing, the Lessor shall not be required to so discharge any such Lessor Lien while the same is subject to a Permitted Contest; PROVIDED, HOWEVER, that the Lessor shall discharge any such Lessor Lien attributable to it, whether or not subject to a Permitted Contest as provided above, upon the purchase of the applicable Property by Lessee pursuant to the Lease.

           (b) CHANGE OF PRINCIPAL PLACE OF BUSINESS. Lessor shall give prompt notice to Administrative Agent, if Lessor's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property or the Overall Transaction are kept, shall cease to be located at 1 Madison Avenue, 2nd Floor, New York, New York 10010 or if it shall change its name, identity, jurisdiction of organization or state organization number.

           (c)   [RESERVED]

           (d) LOAN AGREEMENT. Lessor hereby agrees that, so long as the Lease is in effect, Lessor shall not consent to or permit any amendment of the terms and provisions of the Loan Agreement, the Mortgage or any Note whether or not any Lease Event of Default shall have occurred and be continuing, in each case without the prior written consent of the Lessee, except that without such consent, (i) Lessor may waive performance by Administrative Agent of obligations to Lessor the non-performance of which does not adversely affect Lessee and (ii) Lessor may consent to or permit amendment of the terms and provisions of the Loan Agreement, the Mortgage or any Note for the purpose of curing any ambiguity, inconsistency or omission, or of curing, correcting or supplementing any defective provision contained therein, or in regard to matters or questions arising thereunder, as the parties thereto may deem necessary or desirable and not inconsistent with this Agreement and which shall not adversely affect Lessee.

           (e) TAX ATTRIBUTES. Prior to the Termination Date, no Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to either Property unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Law or as a protective response to a proposed adjustment by an Authority; PROVIDED,

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                                                         Participation Agreement

HOWEVER, that if an appropriate taxing authority shall require any Participant to claim any such federal or state tax attributes or benefits, such Person shall promptly notify Lessee thereof and shall permit the Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a contest contained in, SECTION 7.2(b).

           (f) MAINTENANCE OF RECORD TITLE. Lessor hereby agrees to maintain record title to the Property and not transfer same to Persons other than Affiliates of Lessor, except as contemplated in the Operative Documents or in connection with the exercise of remedies under the Lease upon the occurrence of an Event of Default.

     6.3 RESTRICTIONS ON AND EFFECT OF TRANSFER. No Lender shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Documents except that (i) without the prior written consent of Administrative Agent or the Lessee or any other Person (x) any Lender may pledge or assign all or any portion of its interest to any Federal Reserve Bank in accordance with applicable law, (y) any Lender may transfer all or any portion of its interest to any of its Affiliates or to any other existing Participant and (z) any Lender may enter into a participation with a Loan Participant pursuant to SECTION 6.4; and (ii) with the prior written consent of Administrative Agent, which shall not be unreasonably withheld, and, provided a Lease Event of Default does not exist, the Lessee (which consent shall not be unreasonably withheld), any Lender may transfer any or all of such right, title and interest upon the satisfaction of each of the following conditions:

           (a) REQUIRED NOTICE AND DOCUMENTATION DATE. Any Lender desiring to effect a transfer of its interest shall give written notice of each such proposed transfer to the Lessee and Administrative Agent at least ten (10) days prior to such proposed transfer (other than with respect to transfers of a Lender's interest on the Documentation Date, notice of which may be given on the Documentation Date), setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lender, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Administrative Agent in connection with any such disposition by a Lender under this SECTION 6.3 shall be borne by such Lender. In the event of a transfer under this SECTION 6.3, any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lender, as they may determine, but shall not be considered costs and expenses which the Lessee is obligated to pay or reimburse under SECTION 8.9. The applicable Lender or transferee shall pay to Administrative Agent for each transfer a fee of $3,500.

           (b)   ASSUMPTION OF OBLIGATIONS. Any transferee pursuant to this
SECTION 6.3 shall have executed and delivered to Administrative Agent and Lessor a letter in substantially the form of the Investor's Letter attached hereto as
EXHIBIT I (the "INVESTOR'S LETTER"), and thereupon the obligations of the transferring Lender under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Lender" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Agreement

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                                                         Participation Agreement

previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Lender" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any transfer pursuant to this SECTION 6.3, Administrative Agent shall deliver to Lessor and Lessee a copy of the Investor's Letter. The information contained therein shall be deemed to reflect the relevant information for such new Lender and the Commitment of such new Lender (and the revised Commitment of the transferor Lender if it shall not have transferred its entire interest). Notwithstanding any transfer as provided in this SECTION 6.3, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer, including rights to indemnification under this Agreement or any other Operative Document.

           (c) REPRESENTATIONS AND WARRANTIES. Notwithstanding anything to the contrary set forth above, no Lender may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to Administrative Agent, Lessor and the Lessee a certificate confirming the accuracy of the representations and warranties set forth in SECTION 4.2(b) with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents).

           (d) AMOUNTS. Any transfer of Notes shall be in a face principal amount which is equal to or greater than $5,000,000 and an integral multiple of $1,000,000, or the entire amount of the Note.

     6.4   COVENANTS AND AGREEMENTS OF LENDERS.

           (a) PARTICIPATIONS. Each Lender covenants and agrees that it will not grant participations in its Notes to any Person (a "LOAN PARTICIPANT") unless such Person (i) is a bank or other financial institution (PROVIDED that any foreign transferee must comply with SECTION 7.3) and (ii) represents and warrants, in writing, to such Lender for the benefit of the Lenders, Lessor and Lessee as set forth in SECTION 4.2(b). Any such Person shall require any transferee of its interest in the Notes to make the representations and warranties set forth in the preceding sentence, in writing, to such Person for its benefit and the benefit of the Participants and Lessee. In the event of any such sale by a Lender of a participating interest to a Loan Participant, such Lender's obligations under this Agreement and under the other Operative Documents shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement and under the other Operative Documents, and Lessor, Administrative Agent and, except as set forth in SECTION 6.4(b), Lessee shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and under the other Operative Documents. In the case of any such participation, each Loan Participant shall be deemed to have the right of set-off in respect of its participation to the same extent as if the amount of its participation were owing directly to a Lender under the Operative Documents. In the event of any such sale by a Lender of a participatory interest to a Loan Participant, the selling Lender shall not grant any such Loan Participant any voting rights or veto power over any action by the selling Lender under this Agreement or any other Operative Document, except that the selling Lender may agree not to take any action which would require the consent of such selling Lender under SECTION
8.5 without the consent of such Loan Participant.

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                                                         Participation Agreement

           (b) TRANSFEREE INDEMNITIES. Each purchasing Participant and Loan Participant shall be entitled to the benefits of Sections 2.11 and 2.12 of the Loan Agreement with respect to its Notes or participation in the Loans outstanding from time to time; PROVIDED, that no Loan Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the Notes or participation transferred by such transferor Lender to such Loan Participant had no such transfer or participation occurred.

           (c) PREPAYMENT BY LESSOR OF NOTES. Except as expressly permitted by the Operative Documents, Lessor shall not voluntarily prepay the Notes, or any part thereof, without the written consent of the Lessee; PROVIDED, HOWEVER, that Lessor shall prepay all or any portion of the Notes at any time upon written instructions from Lessee and receipt of Supplemental Rent equal to the amount of the prepayment.

           (d) NON-INTERFERENCE. The Lenders and Administrative Agent each covenant that it will not take or cause to be taken any affirmative act that interferes in Lessee's use of the Property in accordance with the Lease during the Lease Term, so long as no Lease Event of Default has occurred and is continuing; it being agreed that Lessee's remedies for breach of the foregoing covenant shall be limited to a claim for damages or the commencement of proceedings to enjoin such breach. Such right is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under the Lease.

     6.5 FUTURE LENDERS. Each Lender, by its acceptance of its Note or Notes, shall be deemed to be bound by and, upon compliance with the requirements of
SECTION 6.3 or 6.4, as applicable, will be entitled to all of the benefits of the provisions of, this Agreement.

     6.6 ADMINISTRATIVE AGENT UNDER PARTICIPATION AGREEMENT AND MORTGAGE. For purposes of this Agreement and the Mortgage, the parties hereto agree that Administrative Agent shall be the administrative agent of the Lenders and the Lessor, with Administrative Agent's duties and obligations hereunder being subject to the limitations, and Administrative Agent being entitled to the rights, set forth in Article VII of the Loan Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1 GENERAL INDEMNIFICATION. Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee (on an after-tax basis in accordance with SECTION 7.5) from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (including Claims arising out of such Indemnitee's negligence), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the initial Advance Date, during the Lease Term or after the Termination Date, in any way relating to or arising out of (a) any of the Original Operative Documents or the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; (b) the Property or any part thereof or interest therein; (c) the acquisition, mortgaging, design, construction, preparation, installation,

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                                                         Participation Agreement

inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, occupancy, rental, lease, sublease (including the Additional Property Sublease and the acts or omissions of the lessee thereunder), repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, operation, condition, sale (including any sale pursuant to Section
6.3 of the Lease or any sale pursuant to Article XVIII of the Lease), return or other disposition of all or any part of the Property or any interest therein or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (i) Claims or penalties arising from any violation of law, including Applicable Law, or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including investigation costs, clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, (iii) latent or other defects, whether or not discoverable by Lessee or any Indemnitee, (iv) any Claims resulting from the existence or Release of any Hazardous Materials at, under, above or from the Property and (v) any Claim for patent, trademark, tradename or copyright infringement; (d) the offer, issuance, sale or delivery of the Notes; (e) the breach by Lessee of any representation or warranty made by it or deemed made by it in any Original Operative Documents or Operative Document; (f) the transactions contemplated hereby or by any other Original Operative Documents or Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code; (g) any other agreement entered into or assumed by Lessee in connection with either Property (including, in each case, matters based on or arising from the negligence of any Indemnitee); (h) the imposition of any Lien on either Property other than Lessor Liens; (i) enforcing the Operative Documents or exercising remedies thereunder; (j) any violation of any Applicable Law by Lessee or its directors, officers, employees, administrative agents or servants; or (k) any amount for which an indemnification payment would be payable to any of the Agents under Section 7.7 of the Loan Agreement.

     Lessee shall not be required to indemnify under this SECTION 7.1 for (1) as to an Indemnitee, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (other than any gross negligence or willful misconduct imputed as a matter of law to such Indemnitee solely by reason of its participation in the Overall Transaction and entering into the Operative Documents, its interest in either Property or the acts or omissions of the Lessee), (2) as to any Indemnitee, any Claim for bodily injury or property damage to the extent resulting from the negligence or willful misconduct of such Indemnitee where such negligence or willful misconduct occurs on either Property; (3) any Claims in respect of Taxes (such Claims to be subject to SECTION 7.2), other than a payment necessary and sufficient to cover any Taxes which may be imposed as a result of such indemnity payment under this SECTION
7.1 on an after-tax basis, PROVIDED, that this CLAUSE (3) does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under CLAUSE (f) of this SECTION 7.1, (4) as to an Indemnitee, any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents, (5) voluntary transfers by Lessor of either Property, except for transfers of either Property required by the Lessee or arising as a result of the exercise of remedies under the Lease; and (6) as to any Indemnitee, any Claim arising from legal proceedings commenced against such Indemnitee by any Loan

                                                         Participation Agreement

Participant (other than legal proceedings arising from or relating to any act or omission of Lessee or Guarantor). In the event that the indemnification provided for herein is prohibited by Applicable Law, Lessee will contribute to a Claim to the maximum extent permitted by law, and indemnification by Lessee for events which occur during the term of the Lease or while Lessee is in possession of either Property will not be affected by a termination of the Lease.

     7.2   GENERAL TAX INDEMNITY.

           (a) TAX INDEMNITY. Lessee shall indemnify and hold each Indemnitee harmless (on an after-tax basis in accordance with SECTION 7.5) from and against, any and all Taxes, howsoever imposed, on or with respect to any Indemnitee, the Property or any portion thereof, any Original Operative Document, any Operative Document or Lessee or any sublessee or user of the Property by any Authority in connection with or in any way relating to (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale, return or other application or disposition of all or any part of the Properties or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents, (iv) the Property or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents; PROVIDED, HOWEVER, that the indemnification obligation of this SECTION 7.2(a) shall not apply to Taxes (i) based upon or measured by the Indemnitee's net income; (ii) characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, license, property or similar Taxes); (iii) Taxes based upon the voluntary transfer, assignment or disposition by Administrative Agent, Lessor or any Participant of any interest in the Property (other than a transfer pursuant to the exercise of remedies under the Operative Documents, transfers pursuant to the exercise of the Remarketing Option or Purchase Option, a transfer to Lessee or otherwise pursuant to the Lease); (iv) which are Federal net income taxes (except to the extent covered to make payments, where required, on an after-tax basis) as well as amounts withheld from any payment to any Indemnitee that is not a United States Person as defined in Section 7701(a)(30) of the Code which has not complied with SECTION 7.3 (other than any such Indemnitee that has complied with SECTION 7.3 on or before the first Payment Date that it has become a "Lender" but that is subsequently rendered unable to comply with SECTION 7.3 by reason of a circumstance described in Section 2.11(a) of the Loan Agreement);
(v) imposed by state and local governments as net income Taxes, except incremental Taxes imposed on the Lessor by the Commonwealth of Massachusetts; or
(vi) attributable to any Lessor Lien or the gross negligence or willful misconduct of the Indemnitee. Notwithstanding the proviso of the preceding sentence, Lessee shall pay or reimburse, and indemnify and hold harmless, any Indemnitee which is not a United States Person as defined in Section 7701 (a)
(30) of the Code, and which has complied with SECTION 7.3 or any Indemnitee that is a Lender that has complied with SECTION 7.3 on or before the first Payment Date that it becomes a "Lender" but which is subsequently rendered unable to comply with SECTION 7.3 by

                                                         Participation Agreement

reason of a circumstance described in Section 2.11(a) of the Loan Agreement, from any deduction or withholding of any United States Federal, state or local income tax. All indemnities contained in this SECTION 7.2(a) are expressly made for the benefit of, and shall be enforceable by, each Indemnitee.

           (b) CONTESTS. Lessee shall pay at the time and in the manner set out in SECTION 7.2(c) any Taxes subject to indemnification pursuant to SECTION
7.2 (a); PROVIDED, HOWEVER, that Lessee shall be under no obligation to pay any such Tax so long as the payment of such Tax is not delinquent or is being contested by a Permitted Contest. If any claim is made against any Indemnitee solely for any Tax which is subject to indemnification as provided in SECTION 7.2(a), Indemnitee shall as soon as practicable, but in no event more than 20 days after receipt of written notice, notify the Lessee and if, in the reasonable opinion of tax counsel to the Indemnitee in the case of any Tax that may reasonably be expected to exceed $5,000,000 in the aggregate, there exists a basis to contest such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (and if the PROVISOS of the definition of "Permitted Contest" continue to be satisfied and so long as no Event of Default exists), the Lessee at its expense may, to the extent permitted by Applicable Law, contest such Tax; PROVIDED that in, all other circumstances, upon notice from the Lessee to such Indemnitee that there exists a basis to contest any such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (as supported by an opinion of tax counsel to the Indemnitee), the Indemnitee, at the Lessee's expense, shall contest any such Tax. The Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Tax (including all reasonable attorneys' and accountants' fees), upon written demand by the Indemnitee. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by the Lessee and the Indemnitee shall in all events be kept informed of material developments relative to such proceedings. The Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and the Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim will not be settled or compromised without the Lessee's prior written consent (which consent shall neither be unreasonably delayed nor withheld), unless the PROVISOS of the definition of "Permitted Contest" would not continue to be satisfied. Each Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions from the Lessee. The failure of an Indemnitee to timely contest a claim against it for any Tax for which it has an obligation to contest under this SECTION 7.2(b) shall relieve the Lessee of its obligations to such Indemnitee under SECTION 7.2(a) only to the extent such failure results in the loss of an effective contest. If Applicable Law requires the payment of a contested Tax as a condition to its being contested, and the Lessee chooses to contest such Tax or to direct the Indemnitee to contest such Tax, then the Lessee shall provide the Indemnitee with the funds to pay such Tax, as a non-interest bearing loan by the Lessee to the Indemnitee to be repaid by any recovery of such Tax and any remaining unpaid amount to reduce the obligations to indemnify for such Tax. Lessee shall indemnify the Indemnitee on a grossed-up basis (in accordance with SECTION 7.5) for and against any adverse tax consequences of such interest-free loan. In the event that the Indemnitee receives a refund (or other like adjustment) in respect of any Tax for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall immediately remit the amount of such refund to Lessee, net of all costs and expenses incurred by such Indemnitee, together with any interest actually received thereon.

                                                         Participation Agreement

           (c) PAYMENTS. Any Tax indemnifiable under SECTION 7.2(a) shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to SECTION 7.2(a) shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to SECTION 7.2(a) directly to the Indemnitee entitled thereto or the Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified cop of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

           (d) REPORTS. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under
SECTION 7.2(a), the Lessee shall, if Lessee is permitted by Applicable Law, timely prepare and file such report, return or statement; PROVIDED, HOWEVER, that if Lessee is not permitted by Applicable Law to file any such report, Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee will file any such report after preparation thereof by Lessee. Lessee will deliver any such return, together with immediately available funds for payment of any Tax due, to such Indemnitee at least five (5) days in advance of the date such return or payment is due.

     7.3   WITHHOLDING TAX EXEMPTION.

           (a) Each Lender that is not a United States Person (within the meaning of Section 7701 (a) (30) of the Code) for federal income tax purposes
(i) represents to Lessee, Lessor and Administrative Agent that under applicable law and treaties in effect on the date hereof or on the date it becomes a Lender pursuant to SECTION 6.3, as the case may be, no taxes are required to be withheld with respect to any payments to be made to such Lender under the Operative Documents, (ii) agrees to furnish to Lessee, Lessor and Administrative Agent, on or before the first Payment Date occurring after it has become a "Lender" two valid, duly completed original copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, properly and duly executed, certifying in either case that such Lender is entitled to receive payments pursuant to the Operative Documents without deduction or withholding of any United States federal income taxes and is a foreign person thereby entitled to an exemption from United States backup withholding taxes, and any such additional form (or any successor form or forms required) upon the expiration or obsolescence of any previously delivered form, (iii) agrees to comply from time to time with all applicable United States laws and regulations with regard to withholding tax exemptions, and (iv) agrees to obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by Lessee or Administrative Agent.

           (b) Notwithstanding any provision herein to the contrary, but without limiting Lessee's obligations UNDER SECTION 7.2(a) hereof by reason of a circumstance described in

                                                         Participation Agreement

Section 2.11(a) of the Loan Agreement, Lessee shall have no obligation to gross-up any payment for withholding taxes or pay any amount hereunder to or for the account of any Lender that fails to comply with its obligations pursuant to
SECTION 7.3(a) (for this purpose, a failure by a Lender to comply with such obligations shall include, without limitation, any representation or warranty made or deemed to have been made by such Lender pursuant to SECTION 7.3(a) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made).

     7.4   EXCESSIVE USE INDEMNITY. In the event that at the end of the Lease
Term: (a) Lessee elects the Remarketing Option; and (b) after paying to Lessor all amounts due under Sections 6.2 and 6.3 of the Lease, including Proceeds and the aggregate Guaranteed Residual Amount, Lessor does not have sufficient funds to reduce the Lease Balance to zero, then Lessee shall promptly pay over to Lessor the shortfall unless Lessee delivers a report from an independent appraiser in form and substance satisfactory to the Required Entities which establishes that the decline in value in a Property from the aggregate amount anticipated for such date in the Appraiser's report delivered with respect to such Property on or about the Documentation Date or the Acquisition Date as required herein was not due to the excessive use of such Property, failure to maintain such Property, modifications or restorations which reduce the value of the such Property, any adverse change in the environmental condition of such Property, any easements granted pursuant to Section 8.3 of the Lease or Section
3.4 of the Construction Agency Agreement which reduce the value of such Property, or any defect or exception to title of such Property or any other cause or condition within the power of Lessee to control or affect differing from ordinary wear and tear.

     7.5 GROSS UP. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this ARTICLE VII (each such payment or reimbursement under this ARTICLE VII, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a grossed-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such original payment by Lessee (including any Taxes otherwise excluded by SECTION 7.2(b) and assuming for this purpose that such Indemnitee was subject to taxation at the highest Federal marginal rates applicable to widely held corporations for the year in which such income is taxable and at an assumed state and local income tax rate of 8.5%), such payments shall be equal to the original payment to be received or paid; PROVIDED, HOWEVER, that Lessee shall not be required to make any grossed-up payment to any Indemnitee that is not organized under the laws of the United States or a state thereof if such Indemnitee fails to comply with the requirements of SECTION 7.3.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, including the termination of the Lease with respect to the Property, the transfer of the interest in the Property by Lessee as provided in any other Operative Document, any disposition of any interest of

                                                         Participation Agreement

Lessor in the Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the either Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

     8.2 NO BROKER, ETC. Except for the Arranger (the fees and expenses of which shall be payable by the Lessee in accordance with the provisions of the Operative Documents), each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Lessor might be subjected by virtue of their entering into the transactions contemplated by this Agreement. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

     8.3 NOTICES. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be made in writing and shall be deemed to have been given (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after, depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, addressed as provided on SCHEDULE III hereto, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day, and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on SCHEDULE III hereto, or to such other address as any of the parties hereto may designate by written notice. Copies of all notices given by facsimile or bank wire shall be contemporaneously sent by overnight courier.

     8.4 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

     8.5 AMENDMENTS. Except as otherwise specifically provided in any Operative Document, neither this Agreement nor any of the other Operative Documents nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to Lessor, the Lessee and Administrative Agent. Lessor and Lessee shall not be permitted to amend, modify, supplement or waive any provision of the Lease or other Operative Document without the written consent of the Required Entities or (after the Loans shall have been paid in full, or with respect to Excluded Amounts) the Lessor, as applicable; PROVIDED, that without the prior written consent of all of the Participants, Lessor shall not:

           (a) modify any of the provisions of this SECTION 8.5, change the definition of "Required Entities", "Applicable Margin", "Event of Loss" or "Guaranteed Residual Amount" or

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                                                         Participation Agreement

modify or waive any provision of any Operative Document requiring action by any of the foregoing;

           (b) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note, of interest or Yield owing or payable on any Note or on the Investment Balance, respectively, or of the Commitment Fee, modify any of the provisions of Article III of the Loan Agreement or increase any of the Commitments;

           (c) modify, amend, waive or supplement any of the provisions of Articles II, V, VI, VII, IX, X, XI, XIII, XVI, XVII and XVIII of the Lease or Sections 5.2, 5.17 and 5.18;

           (d) reduce, modify, amend or waive any indemnities in favor of any Participant;

           (e) reduce the amount or change the time of payment of Basic Rent or the Lease Balance;

           (f) consent to any assignment of the Lease releasing Lessee from its obligations to pay Rent or the Lease Balance or changing the absolute and unconditional character of such obligations;

           (g) release all or substantially all of the Collateral (except as otherwise specifically provided in any Operative Document); or

           (h)   release the Guaranty;

PROVIDED, that no amendment, modification, supplement or waiver of any Operative Document that affects adversely the interests, rights or obligations of Administrative Agent QUA Administrative Agent shall be made without the consent of Administrative Agent.

     8.6 HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     8.7 PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns.

     8.8 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED IN ACCORDANCE WITH, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     8.9   PAYMENT OF TRANSACTION COSTS AND OTHER COSTS.

           (a) TRANSACTION COSTS. If the transactions contemplated by this Agreement are consummated, as and when any portion of Transaction Costs becomes due and payable, Lessee

                                                         Participation Agreement

shall promptly (and in any event, on or prior to the next Advance Date) pay such costs directly or furnish Lessor funds sufficient to, and Lessor shall promptly make payment of such portion to the Person or Persons entitled to payment upon presentation to Lessor of bills or invoices for the amount of such payment. If such transactions are not so consummated, Lessee promptly shall pay the Transaction Costs.

           (b) CONTINUING EXPENSES. Subject to Lessee's approval prior to incurrence (not to be unreasonably withheld) unless a Default or Event of Default exists, the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of Lessor, and the expenses of Administrative Agent, shall be paid by Lessee as Supplemental Rent.

           (c) AMENDMENTS, SUPPLEMENTS AND APPRAISAL. Without limitation of the foregoing, Lessee agrees to pay to the Lessor, Administrative Agent: (i) all costs and expenses (including reasonable legal fees and expenses) incurred by the Administrative Agent and the Lessor in connection with the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) all reasonable costs and expenses (including legal fees and expenses) incurred by the Administrative Agent, the Lessor and the Lenders in connection with termination of the Lease or any other Operative Document; (iii) all reasonable costs and expenses (including legal fees and expenses) incurred by the Administrative Agent, the Lessor and the Lenders in connection with the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (iv) all costs and expenses (including legal fees and expenses) incurred by any of them in connection with the enforcement of the rights or remedies under the Operative Documents; or (v) all costs and expenses (including reasonable fees and expenses) incurred by the Administrative Agent and the Lessor in connection with any Advance Date or the Acquisition Date.

     8.10 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.11 LIMITED LIABILITY OF LESSOR. The parties hereto agree that Lessor shall have no personal liability whatsoever to the Lessee, the Lenders, the Administrative Agent or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that Lessor shall be liable: (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in SECTION 4.2(a), or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso: (i) Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of Lessor to the Lessee, the Lenders, the Administrative Agent or any of their respective successors and assigns are solely nonrecourse obligations (with liability payable solely out of the Collateral) except to the extent

                                                         Participation Agreement

that it has received payment from others; (iii) all such personal liability of Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by Lessor.

     8.12 LIABILITIES OF THE PARTICIPANTS. No Participant shall have any obligation to any other Participant or to Lessee or Administrative Agent with respect to the transactions contemplated by the Operative Documents except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

     8.13 LIABILITIES OF ADMINISTRATIVE AGENT. Administrative Agent shall not have any duty, liability or obligation to any party to this Agreement or any other Operative Document with respect to the transactions contemplated hereby except those duties, liabilities, or obligations expressly set forth in this Agreement or the Loan Agreement, and any such duty, liability or obligation of Administrative Agent shall be as expressly limited by this Agreement or the Loan Agreement, as the case may be.

     8.14 REPRODUCTION OF DOCUMENTS. This Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants or Administrative Agent in connection with the receipt and/or acquisition of the Property; and (c) financial statements, certificates, and other information previously or hereafter furnished to any Administrative Agent or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

     8.15 ESTOPPEL CERTIFICATES. Each Participant and Administrative Agent acknowledges and agrees that pursuant to Section 20.10 of the Lease, the parties thereto may execute, acknowledge and deliver the certificates described therein.

     8.16 NOTICES TO LESSOR UNDER LOAN AGREEMENT. Notwithstanding anything to the contrary in the Loan Agreement, the Lenders, Lessor and Lessee hereby agree that any notice or demand to be delivered to or made on Lessor pursuant to Sections 2.7 and 2.11 of the Loan Agreement shall, so long as no Lease Event of Default is continuing, be delivered directly to or made on the Lessee, with a copy to Lessor, and the Lessee shall be entitled to any rights inuring to Lessor in respect thereof.

     8.17 CONFIDENTIALITY. (a) Each Participant hereby agrees to maintain the confidentiality of all "Confidential Information" and agrees that it shall not disclose such "Confidential Information" to third parties without the prior consent of the Company, other than disclosure (i)

                                                         Participation Agreement

on a confidential basis to directors, officers, employees, legal counsel, accountants and other professional advisors of such Participant, (ii) to other Participants and any assignee of such Participant, (iii) to regulatory officers having jurisdiction over such Participant, (iv) as required by law or legal process or in connection with any legal proceeding to which such Participant is a party or is otherwise subject, (v) to any transferee or prospective transferee of such Participant (PROVIDED that such transferee or prospective transferee shall have agreed, in writing, to be subject to the provisions of this SECTION 8.17) or (vi) on a confidential basis to Affiliates of such Participant who reasonably could be expected to have a need to know such information in connection with the administration by such Participant of this Agreement and its extensions of credit hereunder.

           (b) For purposes of this SECTION 8.17, the term "Confidential Information" shall mean all material, non-public information which is received by such Participant from the Company or any of its Subsidiaries and is conspicuously identified as being "Confidential," other than (i) any such information which, at the time of delivery or thereafter, becomes generally available to the public other than as a result of a disclosure by such Participant, (ii) any such information which was available to such Participant prior to its disclosure to such Participant by the Company and its Subsidiaries and (iii) any such information which becomes available to such Participant from a source other than the Company and its Subsidiaries (provided that such source is not known to such Participant to be (x) bound by a confidentiality agreement with the Company and its Subsidiaries or (y) otherwise prohibited from transmitting the information to such Participant by a contractual, legal or fiduciary obligation).

           (c) Notwithstanding anything herein to the contrary, the information subject to this SECTION 8.17 shall not include, and Lessee, Administrative Agent, each Participant and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind
(1) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (2) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

     8.18 SUBMISSION TO JURISDICTION; WAIVERS. (i) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY:

           (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                                                         Participation Agreement

           (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT TO SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

           (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ON SCHEDULE III OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 8.3; AND

           (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

           (ii) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY - IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

     8.19 FINAL AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE LEASE, LOAN DOCUMENTS, THE OTHER OPERATIVE DOCUMENTS AND OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED 'BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

     8.20 RIGHT OF SET-OFF. Upon the occurrence and continuance of any Event of Default, the Administrative Agent and each Lender are hereby irrevocably authorized by Lessee at any time and from time to time without notice to Lessor, any such notice being hereby waived by Lessor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of Lessor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, on account of the liabilities of Lessor hereunder and claims of every nature and description of the Administrative Agent or such Lender against Lessor, in any currency, whether arising hereunder or under any other Operative Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment although such liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify Lessor

                                                         Participation Agreement

promptly of any such set-off made by it and the application made by it of the proceeds thereof; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

     8.21 USA PATRIOT ACT NOTICE. Each Lender, Lessor and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Lessee and Lessor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies Lessee and Lessor, which information includes the name and address of Lessee and Lessor and other information that will allow such Lender or Administrative Agent, as applicable, to identify Lessee or Lessor in accordance with the Act.

                            [SIGNATURE PAGES FOLLOW]

                                                         Participation Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              REEBOK INTERNATIONAL LTD., as
                              Lessee


                              By:           /s/
                                  -------------------------------------
                              Name Printed: Thomas Chagnon
                              Title: Vice President and Treasurer


                              CREDIT SUISSE FIRST BOSTON,
                              as Administrative Agent, as a Lender
                              and as Arranger


                              By:           /s/
                                  --------------------------------
                              Name Printed: Carl Weatherly-White
                              Title: Director


                              By:           /s/
                                  --------------------------------
                              Name Printed: William O'Daly
                              Title: Director

                                                         Participation Agreement

                              WACHOVIA BANK, NATIONAL
                              ASSOCIATION,
                              as Co-Syndication Agent and as a Lender


                              By:           /s/
                                  --------------------------------------
                              Name Printed:  Denis Waltrich
                              Title:  Associate


                              By:
                                  --------------------------------------
                              Name Printed:
                              Title:


                              ABN AMRO BANK N.V.,
                              as a Lender


                              By:           /s/
                                  --------------------------------------
                              Name Printed:  Elizabeth R. McClellan
                              Title:  Vice President


                              By:           /s/
                                  --------------------------------------
                              Name Printed:  Blake J. Lacher
                              Title:  Vice President

                                                         Participation Agreement

                              CREDIT SUISSE LEASING 92A, L.P.,
                              as Lessor

                              By: CREDIT SUISSE FIRST BOSTON,
                                  as General Partner


                                  By:         /s/
                                      ------------------------------------------
                                  Name Printed: Carl Weatherly-White
                                  Title: Director

                                  By:         /s/
                                      ------------------------------------------
                                  Name Printed: William O'Daly
                                  Title:  Director


                              FLEET NATIONAL BANK,
                              as Co-Documentation Agent and as
                              a Lender


                              By:                    /s/
                                  ---------------------------------------
                              Name Printed:  Suzanne Chomiczewski
                              Title:   Vice President


                              By:
                                  ---------------------------------------
                              Name Printed:
                              Title:

                                                         Participation Agreement

                              BNP PARIBAS LEASING CORPORATION,
                              as Co-Syndication Agent and a Lender


                              By:                    /s/
                                  -----------------------------------------
                              Name Printed:  Lloyd G. Cox
                              Title:  Managing Director


                              By:                    /s/
                                  -----------------------------------------
                              Name Printed:  Barry Mendelsohn
                              Title:  Director


                              SCOTIABANC INC.,
                              as Co-Documentation Agent and a Lender


                              By:                    /s/
                                  -----------------------------------------
                              Name Printed:  William E. Zarrett
                              Title:  Managing Director


                              By:
                                  -----------------------------------------
                              Name Printed:
                              Title:


                              CITICORP USA, INC.,
                              as a Lender


                              By:                    /s/
                                  -----------------------------------------
                              Name Printed:  John Frezoulis
                              Title:  Vice President


                              By:
                                  -----------------------------------------
                              Name Printed:
                              Title:

                                                         Participation Agreement

                              SANPAOLO IMI BANK,
                              as a Lender


                              By:                    /s/
                                  ----------------------------------------
                              Name Printed:  Benato Carducci
                              Title:  General Manager


                              By:                    /s/
                                  ----------------------------------------
                              Name Printed:  Luca Sacchi
                              Title:  Vice President


                              RZB FINANCE LLC,
                              as a Lender


                              By:                    /s/
                                  ----------------------------------------
                              Name Printed:  John A. Valiska
                              Title:  Group Vice President


                              By:                    /s/
                                  ----------------------------------------
                              Name Printed:  Juan M. Csillagi
                              Title:  Group Vice President

                                                                   Appendix 3 to
                                                         Participation Agreement

                                 COMMITMENT FEE

                         AA-or
                         better                        BBB+ or
Long-Term               and Aa3      A        A-     better and   BBB and     BBB -
Unsecured Rating       or better   and A2   and A3      Baa1       Baa2     and Baa3   Otherwise
-------------------------------------------------------------------------------------------------
Commitment Fee Rate       7.0       9.0      10.0       15.0       20.0       25.0        35.0

                                  Appendix 3-1

                                                                   Schedule I to
                                                         Participation Agreement

                                LESSOR COMMITMENT

                                                    Commitment
            Lessor                   Commitment     Percentage
            ------                   ----------     ----------
Credit Suisse Leasing 92A, L.P.   $  7,500,000.00      5.0%      (Original Property)
                                       800,000.00      5.0%      (Additional Property)
                                  ---------------

Total Commitment                  $  8,300,000.00      5.0%      (All Property)
                                  ===============

                                  Schedule I-1

                                                                  Schedule II to
                                                         Participation Agreement

                                   COMMITMENTS
                  TOTAL INVESTMENT [LOANS AND INVESTED AMOUNTS]

                                                                 TOTAL
                                                   INVESTED    INVESTMENT      LENDER
                                                    AMOUNT     (LOANS AND    COMMITMENT
                                       INVESTED   COMMITMENT    INVESTED     PERCENTAGE
              LENDER                    AMOUNT    PERCENTAGE     AMOUNT)     (ROUNDED)       TRANCHE A        TRANCHE B
--------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston           $ 8,300,000      5%      $  25,000,000    10.06%    $  15,030,000.00  $  1,670,000.00
Fleet National Bank                                              23,000,000    13.86%       20,700,000.00     2,300,000.00
Scotiabanc Inc.                                                  23,000,000    13.86%       20,700,000.00     2,300,000.00
Wachovia Bank, National Association                              23,000,000    13.86%       20,700,000.00     2,300,000.00
BNP Paribas Leasing Corporation                                  23,000,000    13.86%       20,700,000.00     2,300,000.00
ABN AMRO Bank N.V.                                               13,000,000     7.83%       11,700,000.00     1,300,000.00
SANPAOLO IMI Bank                                                13,000,000     7.83%       11,700,000.00     1,300,000.00
Citicorp USA, Inc.                                               13,000,000     7.83%       11,700,000.00     1,300,000.00
RZB Finance LLC                                                  10,000,000     6.02%        9,000,000.00     1,000,000.00
Total                                                 5%      $ 166,000,000    95.01%    $ 141,930,000.00  $ 15,770,000.00
==========================================================================================================================

                                  Schedule II-1

                                                                  Schedule II to
                                                         Participation Agreement

                INVESTMENT BY PROPERTY (AS RESTRUCTURED IN 2004)

                                ORIGINAL PROPERTY

                                           TOTAL        INVESTED                     LENDER
                                        INVESTMENT:      AMOUNT                    COMMITMENT
                                         ORIGINAL      COMMITMENT     INVESTED     PERCENTAGE
              LENDER                     PROPERTY      PERCENTAGE      AMOUNT       (ROUNDED)      TRANCHE A        TRANCHE B
--------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston           $  22,590,361.45     5.0%     $ 7,500,000.00    10.06%    $  13,581,325.30  $  1,509,036.14
Fleet National Bank                     20,783,132.53                                13.86%       18,704,819.28     2,078,313.25
Scotiabanc Inc.                         20,783,132.53                                13.86%       18,704,819.28     2,078,313.25
Wachovia Bank, National Association     20,783,132.53                                13.86%       18,704,819.28     2,078,313.25
BNP Paribas Leasing Corporation         20,783,132.53                                13.86%       18,704,819.28     2,078,313.25
ABN AMRO Bank N.V.                      11,746,987.95                                 7.83%       10,572,289.16     1,174,698.80
SANPAOLO IMI Bank                       11,746,987.95                                 7.83%       10,572,289.16     1,174,698.80
Citicorp USA, Inc.                      11,746,987.95                                 7.83%       10,572,289.16     1,174,698.80
RZB Finance LLC                          9,036,144.58                                 6.02%        8,132,530.12       903,614.46
--------------------------------------------------------------------------------------------------------------------------------
Total                                $ 150,000,000.00     5.0%     $ 7,500,000.00    95.01%    $ 128,250,000.00  $ 14,250,000.00
================================================================================================================================

                               ADDITIONAL PROPERTY

                                           TOTAL        INVESTED
                                        INVESTMENT:      AMOUNT                      LENDER
                                        ADDITIONAL     COMMITMENT     INVESTED     COMMITMENT
              LENDER                     PROPERTY      PERCENTAGE      AMOUNT      PERCENTAGE     TRANCHE A        TRANCHE B
--------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston           $   2,409,638.55     5.0%     $   800,000.00    10.06%    $   1,448,674.70  $    160,963.86
Fleet National Bank                      2,216,867.47                                13.86%         1,995,180.72      221,686.75
Scotiabanc Inc.                          2,216,867.47                                13.86%        1,995,180.72       221,686.75
Wachovia Bank, National Association      2,216,867.47                                13.86%        1,995,180.72       221,686.75
BNP Paribas Leasing Corporation          2,216,867.47                                13.86%        1,995,180.72       221,686.75
ABN AMRO Bank N.V.                       1,253,012.05                                 7.83%        1,127,710.84       125,301.20
SANPAOLO IMI Bank                        1,253,012.05                                 7.83%        1,127,710.84       125,301.20
Citicorp USA, Inc.                       1,253,012.05                                 7.83%        1,127,710.84       125,301.20
RZB Finance LLC                            963,855.42                                 6.02%          867,469.88        96,385.54
--------------------------------------------------------------------------------------------------------------------------------
Total                                $  16,000,000.00     5.0%     $   800,000.00    95.01%    $  13,680,000.00  $  1,520,000.00
================================================================================================================================

                                  Schedule II-2

                                                                  Schedule II to
                                                         Participation Agreement

       NET INCREASE (DECREASE) IN INVESTMENT [LOANS AND INVESTED AMOUNTS]

                                                                           (1998 TRANSACTION)                  NET CHANGE
                                                                           RESTRUCTURED AMOUNT                    LOANS
                                             (1998 TRANSACTION)            2004 RESTRUCTURING        TO BE PAID BY (OR RETURNED TO)
                                               ORIGINAL AMOUNT            FOR ORIGINAL PROPERTY             APPLICABLE LENDER
-----------------------------------------------------------------------------------------------------------------------------------
LENDER                                   TRANCHE A       TRANCHE B      TRANCHE A       TRANCHE B      TRANCHE A        TRANCHE B
-----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston              22,899,000.00   2,601,000.00   13,581,325.30   1,509,036.14   (9,317,674.70)  (1,091,963.86)
Fleet National Bank                     26,940,000.00   3,060,000.00   18,704,819.28   2,078,313.25   (8,235,180.72)    (981,686.75)
Scotiabanc Inc.                                  0.00           0.00   18,704,819.28   2,078,313.25   18,704,819.28    2,078,313.25
Wachovia Bank, National Association     26,940,000.00   3,060,000.00   18,704,819.28   2,078,313.25   (8,235,180.72)    (981,686.75)
BNP Paribas Leasing Corporation         13,470,000.00   1,530,000.00   18,704,819.28   2,078,313.25    5,234,819.28      548,313.25
ABN AMRO Bank N.V.                      13,470,000.00   1,530,000.00   10,572,289.16   1,174,698.80   (2,897,710.84)    (355,301.20)
SANPAOLO IMI Bank                                0.00           0.00   10,572,289.16   1,174,698.80   10,572,289.16    1,174,698.80
Citicorp USA, Inc.                      13,470,000.00   1,530,000.00   10,572,289.16   1,174,698.80   (2,897,710.84)    (355,301.20)
RZB Finance LLC                                  0.00           0.00    8,132,530.12     903,614.46    8,132,530.12      903,614.46
Intesabci SPA                           13,470,000.00   1,530,000.00            0.00           0.00  (13,470,000.00)  (1,530,000.00)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  130,659,000.00  14,841,000.00  128,250,000.00  14,250,000.00
===================================================================================================================================

                                                        1998 TRANSACTION
                                                       RESTRUCTURED AMOUNT
                                1998 TRANSACTION       2004 RESTRUCTURING            NET CHANGE
                                    ORIGINAL          FOR ORIGINAL PROPERTY       INVESTED AMOUNT
INVESTED AMOUNT             [COMMITMENT PERCENTAGE]  [COMMITMENT PERCENTAGE]  [COMMITMENT PERCENTAGE]
-----------------------------------------------------------------------------------------------------
Credit Suisse First Boston        4,500,000.00             7,500,000.00           3,000,000.00
                                    [3.0%]                   [5.0%]                  [2.0%]

                                  Schedule II-3

                                 TO AMENDED AND RESTATED PARTICIPATION AGREEMENT

                                                            DEFINITIONS APPENDIX

                                   APPENDIX 1
                                       to
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
                           (Reebok International Ltd.)

     In the Amended and Restated Participation Agreement and each other Operative Document, unless the context otherwise requires:

     (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

     (b)  words importing the singular include the plural and vice versa;

     (c)  words importing a gender include any gender;

     (d) a reference to a part, clause, section, article, exhibit or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such Operative Document;

     (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

     (f) a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

     (g) a reference to a party to a document includes that party's successors and permitted assigns; and

     (h) references to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

     Further, each of the parties to the Operative Documents and its counsel has reviewed and revised the Operative Documents, and. the usual rule of construction that any ambiguities are to be resolved against the drafting party sha1l be inapplicable in construing and interpreting the Operative Documents.

     "ABR" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ABR LOANS" means Loans the rate of interest applicable to which is based upon the ABR.

     "ACQUISITION DATE" has the meaning specified in SECTION 3.3 of the Participation Agreement.

     "ADDITIONAL COSTS" mean the amounts payable pursuant to Sections 2.11, 2.12 and 2.13 of the Loan Agreement and the other amounts due and payable by the Borrower under any Loan Document other than principal and interest on the Notes.

     "ADDITIONAL FACILITY" has the meaning set forth in the Recitals to the Participation Agreement.

     "ADDITIONAL LAND" has the meaning set forth in the Recitals to the Participation Agreement.

     "ADDITIONAL PROPERTY" has the meaning set forth in the Recitals to the Participation Agreement.

     "ADDITIONAL PROPERTY APPRAISAL" has the meaning set forth in SECTION 3.3(1) of the Participation Agreement.

     "ADDITIONAL PROPERTY COMMITMENT AMOUNT" means $16,000,000.

      "ADDITIONAL PROPERTY LESSOR'S POLICY" has the meaning set forth in SECTION 3.3(d) of the Participation Agreement.

     "ADDITIONAL PROPERTY LOAN POLICY" has the meaning set forth in SECTION 3.3(d) of the Participation Agreement.

     "ADDITIONAL PROPERTY SUBLEASE" means the sublease of the Additional Property dated as of the Acquisition Date between Lessee, as lessor, and the Seller, as lessee.

     "ADDITIONAL PROPERTY TITLE POLICIES" has the meaning set forth in SECTION 3.3(d) of the Participation Agreement.

      "ADJUSTMENT DATE" means (a) the second Business Day following receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to SECTIONS 5.10(a) or 5.10(b) of the Participation Agreement for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to SECTION 5.10(d) of the Participation Agreement with respect to such financial statements or (b) if such compliance certificate and financial statements have not been delivered in a timely manner, the latest date upon which the compliance certificate required to be delivered pursuant to
SECTION 5.10(d) of the Participation Agreement for the most recently completed fiscal period was due; PROVIDED, HOWEVER, that in the event that the Adjustment Date is determined in accordance with the provisions of clause (b) of this definition, then the date which is two Business Days following the date of receipt of the financial statements and compliance certificate referenced in clause (a) of this definition also shall be deemed to constitute an "Adjustment Date".

     "ADMINISTRATION FEE" means the administration fee as agreed to in writing between the Company and the Administrative Agent.

     "ADMINISTRATIVE AGENT" means Credit Suisse First Boston, in its capacity as Administrative Agent for the Lenders under the Loan Agreement and the Participation Agreement.

     "ADVANCE" means each advance of funds by the Lenders to the Lessor and by Lessor to or on behalf of Lessee, in each case pursuant to Article II of the Participation Agreement, and shall include the amount of the Outstanding Loan Balance and Outstanding Investor Balance advanced pursuant to the Original Operative Documents.

     "ADVANCE DATE(s)" means the actual date on which an Advance occurs.

     "ADVANCE REQUEST" has the meaning set forth in SECTION 2.4 of the Participation Agreement.

     "AFFILIATE" of any Person means (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "APB 16" means Accounting Principles Board Opinion No. 16 as in effect on the date hereof.

     "APPLICABLE LAW" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all existing and future laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Authority, Insurance Requirements and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of any Property) and any restrictive covenant or deed restriction or easement of record, in each case applicable to or binding upon such Person or any of its property or any Property or to which such Person, or any of its property or any Property is subject.

     "APPLICABLE MARGIN": for each Type of Loan for each day, the rate PER ANNUM set forth below opposite the debt rating then in effect.

                                                              Applicable Margin
                                                           ------------------------
                                                                         Eurodollar
                    Debt Rating                            ABR Loans        Loans
     ------------------------------------------------------------------------------
     AA- or better by S&P and Aa3 or better by Moody's       7.0 bp        50.0 bp

      A or better by S&P and A2 or better by Moody's         9.0 bp        57.5 bp
      but not AA- or better by S&P and Aa3 or better
                        by Moody's

     A- or better by S&P and A3 or better by Moody's        10.5 bp        75.0 bp
      but not A or better by S&P and A2 or better by
                          Moody's

        BBB+ or better by S&P and Baal or better by         15.0 bp       100.0 bp
      Moody's, but not A- or better by S&P and A3 or
                     better by Moody's

        BBB or better by S&P and Baa2 or better by          20.0 bp       112.5 bp
      Moody's, but not BBB+ or better by S&P and Baa
                   or better by Moody's

        BBB- or better by S&P and Baa3 or better by         25.0 bp       125.0 bp
      Moody's, but not BBB or better by S&P and Baa2
                   or better by Moody's

                         Otherwise                          50.0 bp       150.0 bp

     "APPRAISAL" means the Original Property Appraisal or the Additional Property Appraisal.

     "APPRAISED VALUE" means each of the opinions rendered by the Appraiser pursuant to SECTIONS 3.1(p) or 3.3(1) of the Participation Agreement.

     "APPRAISER" means CB Richard Ellis or such other appraisal firm as Administrative Agent may select from time to time after consultation with the Lessee, provided that the appraisal firm shall be selected in the sole discretion of the Administrative Agent.

     "APPRAISER ENGAGEMENT LETTER" means the letter dated February 3, 2004, between the Appraiser and the Administrative Agent.

     "APPURTENANT RIGHTS" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to either Property, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to either Property and (ii) all permits, licenses and rights, whether or not of record, appurtenant to either Property.

     "ARRANGEMENT FEE" means the arrangement fee as agreed to in writing between the Company and the Arranger.

     "ARRANGER" means Credit Suisse First Boston in its capacity as "lead arranger" with respect to the transactions contemplated by the Operative Documents.

     "ASSIGNMENT OF CONSTRUCTION AGREEMENT" means the Assignment of Construction Agreement between Lessor and Construction Agent pursuant to the Construction Agency Agreement.

     "ASSIGNMENT OF LEASE" means the Amended and Restated Assignment of Lease in the form of Exhibit J to the Participation Agreement from Lessor in favor of Administrative Agent for the benefit of the Lenders.

     "ASSIGNMENT OF LEASE AGREEMENT" means the Assignment of Lease from Lessor to Administrative Agent for the benefit of the Original Lenders pursuant to the Original Participation Agreement.

     "ASSUMED INTEREST RATE" means, with respect to any Advance Date that does not occur as proposed in the related Advance Request, the Eurodollar Rate that would have been applicable for purposes of calculating Interest and Yield if the Advance Date to which such Advance Request relates had occurred on the originally proposed date.

     "AUTHORITY" means any applicable foreign, federal, state, county, municipal or other government or governmental, quasi-governmental or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or arbitrator or panel of arbitrators.

     "AUTHORIZED OFFICER" means any officer of Lessor who shall be duly authorized to execute the Operative Documents.

     "BALANCE SHEET" is defined in SECTION 4.1(w)(i) of the Participation Agreement.

     "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978.

     "BASE TERM" has the meaning set forth in Section 2.3 of the Lease.

     "BASE TERM EXPIRATION DATE" has the meaning set forth in Section 2.3 of the Lease.

     "BASIC RENT" means an amount payable in installments on each Rent Payment Date during the Base Term and a Renewal Term equal to the sum of (A) the aggregate amount of Interest payable on the Notes on the corresponding Payment Date, plus (B) the aggregate amount of the Yield payable on such Payment Date.

     "BENEFITTED LENDER" has the meaning set forth in Section 8.4 of the Loan Agreement.

     "BOARD OF DIRECTORS" means, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

     "BORROWER" means Lessor as the borrower under the Loan Agreement.

     "BUSINESS DAY" means any day of the year other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to close and, if the applicable Business Day relates to any Eurodollar Loan, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London, England are required or authorized by law to close.

     "CASUALTY" means an event of damage or casualty relating to a Property which does not constitute an Event of Loss.

     "CERTIFICATION NOTICE" has the meaning set forth in Section 6.3(a) of the Lease.

     "CHANGE IN LAW" means with respect to any Lender the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Authority having jurisdiction over such Lender, in each case after the Documentation Date.

     "CLAIM NOTICE" has the meaning specified in Section 3(a) of the Environmental Indemnity.

     "CLAIMS" mean liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever.

     "CLOSING DATE" means the date on which the conditions precedent set forth in SECTION 3.1 of the Participation Agreement shall be satisfied or waived.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "CO-DOCUMENTATION AGENT" means each of Fleet National Bank and Scotia Bank Inc., in its capacity as Co-Documentation Agent for the Lenders under the Loan Agreement and the Participation Agreement.

     "COLLATERAL" means (a) with respect to the Lenders, the Property and all of the other property and rights now owned or hereafter acquired by Lessor and proceeds therefrom in connection with the transactions contemplated by the Operative Documents and any proceeds therefrom upon which a Lien is purported to be created pursuant to the Operative Documents and (b) with respect to the Lessor, all of Lessee's rights, title and interest, whether now or hereafter existing or acquired, in the Property, any deposit account maintained by the Lessor or its designee for itself and the benefit of the Lenders and any proceeds therefrom upon which a lien is purported to be created pursuant to the Operative Documents.

     "COMMITMENT" means as to any Participant, its obligation to make amounts available, (Loans or Invested Amounts, as the case may be) to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Participant's name on SCHEDULE I or II to the Participation Agreement (as applicable) as adjusted pursuant to Section 2.4(i) of the Participation Agreement, which amount shall include such Participant's portion of the Outstanding Funded Amount and the Additional Property Commitment Amount.

     "COMMITMENT FEE" has the meaning specified in SECTION 2.5 of the Participation Agreement.

     "COMMITMENT PERCENTAGE" means as to any Participant, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Participant's Commitment, as such percentage is shown on SCHEDULE I or II to the Participation Agreement, as applicable.

     "COMMITMENT PERIOD" has the meaning set forth in SECTION 2.5 of the Participation Agreement.

     "COMMITMENT PERIOD TERMINATION DATE" means June 30, 2004.

     "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

     "COMPANY" means Reebok International Ltd., a Massachusetts corporation.

     "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to any Property or any part thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

     "CONSOLIDATED NET INCOME" or "CONSOLIDATED NET LOSS" means, for any fiscal period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Company and its Subsidiaries for such fiscal period.

     "CONSTRUCTION AGENCY AGREEMENT" means the Construction Agency Agreement entered into pursuant to the Original Participation Agreement.

     "CONSTRUCTION AGENT" means the Lessee, as construction agent under the Construction Agency Agreement.

     "CO-SYNDICATION AGENT" means of each Wachovia Bank, National Association and BNP Paribas Leasing Corporation, in its capacity as Co-Syndication Agent for the Lenders under the Loan Agreement and the Participation Agreement.

     "CONTINUING DIRECTORS" has the meaning specified in Section 17(j) of the Lease.

     "CONTRACTUAL OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "CREDIT RATING" means the rating publicly announced from time to time by Moody's or S&P (as the context shall require) as being in effect with respect to the senior, unsecured (and non-credit enhanced), long-term Indebtedness of the Company.

     "DEED" means the deed from the Seller of the Additional Property which is a fee estate to Lessor, conveying the Additional Property to Lessor. Such deed will be in the form provided in the Purchase Agreement, which shall be the customary form of special warranty deed, or equivalent, in the relevant jurisdiction.

     "DEFAULT" means any Lease Default or any Loan Default.

     "DESIGNATED AGENTS" has the meaning set forth in Section 7.1 of the Loan Agreement.

     "DISCLOSED MATERIAL" has the meaning specified in Section 8(f) of the Environmental Indemnity.

     "DOCUMENTATION DATE" has the meaning set forth in SECTION 2.1(a) of the Participation Agreement.

     "DOCUMENTATION DATE PREPAYMENT AMOUNT" has the meaning set forth in the Recitals to the Participation Agreement.

     "DOLLAR" and the symbol "$" shall mean lawful currency of the United States of America.

     "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company other than a Foreign Subsidiary.

     "EARLY TERMINATION DATE" means a Rent Payment Date prior to the Termination Date on which Lessee purchases a Property from Lessor pursuant to Section 6.1 of the Lease.

     "EBITDA" means for any fiscal period, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, after restoring thereto amounts deducted for (a) extraordinary losses (or deducting therefrom any amounts included therein on account of extraordinary gains) and special charges, (b) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items), (c) the amount of interest expense of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, (d) the amount of tax expense of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period and (e) minority interests.

     "ENVIRONMENTAL AUDIT" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-00 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Original Property or the Additional Property to be acquired by Lessor on the Acquisition Date or of each Property as it is to be sold pursuant to the Remarketing Option under the Lease and any additional environmental assessments requested by the Agents in good faith.

     "ENVIRONMENTAL CERTIFICATE" is defined in SECTION 3.1(l) of the Participation Agreement.

     "ENVIRONMENTAL CLAIM" has the meaning specified in Section 3(a) of the Environmental Indemnity.

     "ENVIRONMENTAL ENGINEER" means, with respect to the Original Property, Vanasse Hangen Brustlin, Inc. and with respect to the Additional Property, GEI Incorporated, or, in each case, such other environmental consulting firm as Lessee may from time to time select, and reasonably satisfactory to the Administrative Agent.

     "ENVIRONMENTAL INDEMNITY" means the Amended and Restated Environmental Indemnity dated as of the Documentation Date executed by the Lessee for the benefit of the Indemnitees.

     "ENVIRONMENTAL LAWS" mean the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq. and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and, any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of a Property, or any part thereof.

     "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, registrations, certificates and approvals of Authorities required by Environmental Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EUROCURRENCY RESERVE REQUIREMENTS" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

     "EURODOLLAR BASE RATE" means the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of SECTION 2.7, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

     "EURODOLLAR LOANS" means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "EURODOLLAR OFFICE" means initially, the funding office of each Participant designated as such in SCHEDULE III and thereafter, such other office of such Participant, if any, which shall be making or maintaining such Participant's investment in Notes.

     "EURODOLLAR RATE" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

     EURODOLLAR BASE RATE
     1.00 - Eurocurrency Reserve Requirements

     "EVENT OF DEFAULT" means any Lease Event of Default or, Loan Event of Default.

     "EVENT OF LOSS" means, with respect to a Property (w) any event or circumstance at such Property which event or circumstance is reasonably expected by Lessee to result in Environmental Claims (including costs of cleanup and remediation) in excess of $37,500,000 with respect to the Original Property or $10,000,000 with respect to the Additional Property imposed on or incurred by any Indemnitee or Lessee, (x) the actual or constructive total loss of such Property or damage to such Property to an extent rendering repair impractical uneconomical, in any case as reasonably determined in good faith by the Board of Directors of the Company, such determination to be made promptly after the occurrence of such event and to be evidenced by an Officer's Certificate of the Company delivered to Lessor and Administrative Agent, (y) damage to such Property which results in an insurance settlement on the basis of a total loss or a constructive total loss (including title insurance proceeds) in respect of a total loss of such Property, or (z) an Event of Taking with respect to such Property.

     "EVENT OF TAKING" means, with respect to a Property (A) taking of title to such Property or (B) any condemnation (other than a requisition of temporary use) or requisition of use for a period scheduled to last beyond the end of the Lease Term, in either case resulting in (i) the loss of use or possession of all or substantially all of such Property or (ii) the loss of use or possession of a portion of such Property where the loss would have a material adverse effect on the use, operation or value thereof, in either of CLAUSE (i) or CLAUSE (ii), as reasonably determined in good faith by a Responsible Officer of the Company, such determination to be made promptly after the occurrence of such event and to be evidenced by an Officer's Certificate of such Responsible Officer delivered to Lessor and Administrative Agent.

     "EXCLUDED AMOUNTS" means:

     (a) all indemnity payments and expenses to which Lessor (or the respective successors, assigns, agents, officers, directors or employees of Lessor) is entitled pursuant to the Operative Documents or the Original Operative Documents;

     (b) any amounts payable under any Operative Documents or Original Operative Documents to reimburse Lessor (including the reasonable expenses of Lessor incurred in connection with any such payment) for performing any of the obligations of Lessee under and as permitted by any Operative Document or Original Operative Document;

     (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to Lessor (or the respective successors, assigns, agents, officers, directors or employees of Lessor);

     (d) any insurance proceeds under policies maintained by Lessor and not required to be maintained by Lessee under the Lease;

     (e)  any amount payable to Lessor pursuant to SECTION 8.9;

     (f) prior to completion of any foreclosure of the Mortgage or deed in lieu thereof, any expense reimbursements to Lessor or Administrative Agent; and

     (g) any payments of interest on payments referred to in CLAUSES (a) through (f) above.

     "FACILITY" means, individually, the Original Facility or the Additional Facility, and collectively, the Original Facility and the Additional Facility.

     "FAIR MARKET SALES VALUE" with respect to any Property or any portion thereof means, as of the date of the determination, the fair market sales value as determined by the Appraiser that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to Lessee, for the purchase of such Property. Such fair market sales value shall be calculated as the value for the use of the Property, assuming, in the determination of such fair market sales value, that the Property is in the condition and repair required to be maintained by, the terms of the Lease or as otherwise stated in the Participation Agreement.

     "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "FINAL MATURITY DATE" means the date five (5) years after the Documentation Date or, if the Operative Documents are extended for a Renewal Term pursuant to
Section 2.4 of the Lease, the Final Maturity Date will be extended to the date that is five (5) years after the Final Maturity Date then in effect.

     "FINAL RENT PAYMENT DATE" has the meaning set forth in Section 18.1(h) of the Lease.

     "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of Lessee.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act, as amended from time to time.

     "FORCE MAJEURE" means as to any Person, any event or condition beyond its reasonable control and without its fault or negligence, such as acts of God, fire, windstorm, flood, earthquake, explosion, collapse of structures, riot, war or labor disputes which adversely affects such Person's ability to perform its obligations under any Operative Document to which it is a party.

     "FOREIGN SUBSIDIARY" means any Subsidiary of the Company which is organized under the laws of any jurisdiction outside the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Documentation Date.

     "GOVERNMENT ACTION" means all applicable permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Authority, or required by any Applicable Law, and shall include, without limitation, all citings, Environmental Permits and operating permits and licenses that are required for the use, occupancy, zoning and operation of either Property.

     "GUARANTEE OBLIGATION" means as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation or portion thereof in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith.

     "GUARANTEED RESIDUAL AMOUNT" is $128,250,000 with respect to the Original Property and $13,680,000 with respect to the Additional Property.

     "GUARANTOR" means the Company.

     "GUARANTY" means the Amended and Restated Guaranty in the form of Exhibit L to the Participation Agreement.

     "HAZARDOUS ACTIVITY" has the meaning specified in the first recital to the Environmental Indemnity.

     "HAZARDOUS MATERIAL" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous by listing characteristic or definition under any Environmental Law, including gasoline or petroleum, crude oil or any fraction thereof, petroleum derivatives, by-products and other hydrocarbons and is or becomes defined or regulated as such by any Authority, including any agency, department, commission, board or instrumentality of the United States, the State in which the Property is located or any political subdivision thereof and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS") and radon gas.

     "INDEBTEDNESS" means of any Person, at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under capital leases (as determined in accordance with GAAP), (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Indebtedness of the types referred to in clauses (a) through (e) above which is guaranteed directly or, indirectly by such Person.

     "INDEMNITEE" means each Lender, the Administrative Agent (in its individual capacity) and Lessor, and the respective Affiliates, successors, permitted assigns, permitted transferees, invitees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representations and agents of each of the foregoing Persons; PROVIDED, HOWEVER, that in no event shall Lessee be an Indemnitee.

     "INDEMNITOR" has the meaning specified in the introductory paragraph to the Environmental Indemnity.

     "INSOLVENCY" means with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

     "INSOLVENCY EVENT" means, with respect to any Person, any event pursuant to which such Person makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, consents or acquiesces in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or any substantial part of its property, or admits its inability to pay its debts generally as they become due, or authorizes any of the foregoing to be done or taken on behalf of such Person.

     "INSPECTING PARTIES" have the meaning specified in Section 15.1 of the Lease.

     "INSURANCE REQUIREMENTS" means all terms and conditions of any insurance policy required by the Lease to be maintained by Lessee, and all requirements of the issuer of any such policy.

     "INTELLECTUAL PROPERTY" is defined in SECTION 4.1(CC) of the Participation Agreement.

     "INTEREST" means interest, including Overdue Interest, due and payable under the Loan Agreement from time to time.

     "INTEREST PAYMENT DATE" means (a) as to any ABR Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months (or a whole multiple thereof) after the first day of such Interest Period and the last day of such Interest Period.

     "INTEREST PERIOD" means with respect to any Eurodollar Loan:

     (a) initially, the period commencing on, as the case may be, the Documentation Date with respect to the Outstanding Loans, the Advance Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter as selected by the Company in its Advance Request as provided in SECTION 2.4 of the Participation Agreement or its notice of conversion as provided in SECTION
     2.10 of the Participation Agreement; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter;

     PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (A) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

     (B) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Loan shall end on the Termination Date, or if the Termination Date shall not be a Business Day, on the next preceding Business Day or on such date of final payment, as the case may be;

     (C)  if the company shall fail to give notice as provided above in CLAUSE
     (a), it shall be deemed to have selected a conversion of a Eurodollar Loan into an ABR Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in SECTION 2.10);

     (D) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

     (E) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

     "INVESTED AMOUNT" means an amount equal to, without duplication, the Outstanding Investor Balance PLUS the Documentation Date Prepayment Amount PLUS the Commitment Percentage of each Advance attributable to Lessor and in the aggregate not more than Lessor's Commitment set forth on SCHEDULE I.

     "INVESTOR BALANCE" means the sum of all Invested Amounts on any given date LESS any amounts applied in reduction thereof pursuant to the Operative Documents.

     "INVESTOR'S LETTER" has the meaning set forth in SECTION 6.3(b) of the Participation Agreement.

     "LEASE" means the Amended and Restated Lease, dated as of March 19, 2004, between Lessor and Lessee, substantially in the form of EXHIBIT A and the Lease Supplements.

     "LEASE BALANCE" means, as of any date of determination, the sum of the aggregate outstanding principal amount of the Notes PLUS the Investor Balance, LESS any amounts applied pursuant to the Operative Documents in reduction of the Lease Balance on such date.

     "LEASE COMMENCEMENT DATE" means, as to the Original Property, the Documentation Date and, as to the Additional Property, the Acquisition Date.

     "LEASE DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become, a Lease Event of Default.

     "LEASE EVENT OF DEFAULT" means any event, condition or failure designated as a "Lease Event of Default" in Article XVII of the Lease.

     "LEASE OBLIGATIONS" means of the Company and its Subsidiaries, as of the date of any determination thereof, the rental commitments of the Company and its Subsidiaries determined on a consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding however, obligations under leases which are classified as Indebtedness under clause (d) of the definition of Indebtedness.

     "LEASE SUPPLEMENT" means Lease Supplement No.1 and Lease Supplement No. 2, substantially in the form of Exhibit A to the Lease, delivered pursuant to
Section 2.2 of the Lease.

     "LEASE TERM" has the meaning set forth in Section 2.3 of the Lease.

     "LEASE TERMINATION DATE" means (i) the scheduled expiration of the Lease Term, or (ii) If earlier, (a) the date of termination of Lessee's right to possession due to the occurrence of a Lease Event of Default pursuant to Section
18.1 of the Lease, (b) with respect to a Property, the date of termination of the Lease resulting from Lessee's exercise of its Purchase Option in respect of such Property pursuant to Section 6.1 of the Lease or (c) with respect to a Property, the date of termination of the Lease pursuant to Section 13.1(b) of the Lease.

     "LENDERS" means the holders of the Notes.

     "LESSEE" means the Company.

     "LESSOR" means Credit Suisse Leasing 92A, L.P.

     "LESSOR LIENS" means Liens on or against a Property, the Lease or any payment of Rent (a) which result from any act of, or any Claim against, Lessor unrelated to the transactions contemplated by the Operative Documents or (b) which result from any tax owed by Lessor, except any Tax for which Lessee is obligated to indemnify.

     "LESSOR'S COST" means the sum of the Outstanding Funded Amount PLUS the aggregate amount paid or advanced by Lessor on each Advance Date with respect to the Properties PLUS all Transaction Costs paid by Lessor.

     "LIABILITIES" is defined in Section 1 of the Guaranty.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing except for the fixing of financing statements in connection with Lease Obligations incurred by the Company or its Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

     "LOANS" has the meaning set forth in Section 2.1 of the Loan Agreement.

     "LOAN AGREEMENT" means the Amended and Restated Loan Agreement, dated as of March 19, 2004, among Lessor and the Lenders, substantially in the form of Exhibit C to the Participation Agreement.

     "LOAN DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

     "LOAN DOCUMENTS" mean the Loan Agreement, the Notes, the Mortgage, the Assignment of Lease, each Supplement to Assignment of Lease and all documents and instruments executed and delivered in connection with each of the foregoing.

     "LOAN EVENT OF DEFAULT" means any event, condition or failure designated as a "Loan Event of Default" in Section 6.1 of the Loan Agreement.

     "LOAN PARTICIPANT" has the meaning specified in SECTION 6.4(a) of the Participation Agreement.

     "LOSS PROCEEDS" means, with respect to any Property, all Net Condemnation Proceeds and property insurance proceeds received at any time from any Authority or other Person with respect to any Event of Loss involving such property.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated by the Operative Documents, (iii) the validity or enforceability of any of the Operative Documents or (iv) any rights or remedies of the Administrative Agent or the Lenders under any thereof.

     "MATERIAL ENVIRONMENTAL AMOUNT" means an amount payable by the Lessee and/or its Subsidiaries in excess of $10,000,000 for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

     "MATERIAL SUBSIDIARY" means each Domestic Subsidiary of the Lessee which has either (a) assets having a fair market value (as reasonably estimated by the Lessee) or book value in excess of $10,000,000 in the aggregate or (b) revenues in excess of $10,000,000 per annum, other than (x) Reebok Securities Holdings Corp., during such time as its only material asset is capital stock of RBK Holdings plc, (y) Avintco, Inc., during the period prior to the first anniversary of the Documentation Date and (z) Reebok Foundation, Inc.

     "MATURITY DATE" means the original Final Maturity Date or the date to which such Final Maturity Date has been extended pursuant to SECTION 2.8 of the Participation Agreement.

     "MODIFICATIONS" has the meaning set forth in Section 9.2(a) of the Lease.

     "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

     "MORTGAGE" means the amended and restated mortgage between Lessor and Administrative Agent, and the amendment thereto, substantially in the form of Exhibits E-1 and E-2, respectively, to the Participation Agreement.

     "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Section 4001 (a) (3) of ERISA.

     "NET CONDEMNATION PROCEEDS" means, with respect to any Property, all payments received from any Authority relating to an Event of Taking involving such Property after deducting the costs incurred by Lessee, Administrative Agent or any Participant in respect of the receipt thereof.

     "NEW LENDERS" means those Lenders who are parties to the Participation Agreement who were not Original Lenders under the Original Participation Agreement.

     "NEW PARTICIPANTS" means the New Lenders.

     "NON-CONSENTING PARTICIPANT" has the meaning set forth in SECTION 2.8(a) of the Participation Agreement.

     "NONSEVERABLE" shall describe a Modification or part of a Modification of which cannot be readily removed from a Property without causing material damage to or materially impairing the value or utility of such Property.

     "NOTES" means the notes issued by the Borrower under the Loan Agreement and denominated as such, substantially in the form of Exhibit A to the Loan Agreement, and any and all Notes issued in replacement or exchange therefor in accordance with the provisions thereof.

     "OFFICER'S CERTIFICATE" of (a) a Person other than the Company, means a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of such Person, or by any Vice President who is also Controller or Treasurer signing alone and (b) the Company, means a certificate signed by a Responsible Officer of the Company.

     "OPERATIVE DOCUMENTS" means the Participation Agreement, the Lease, the Lease Supplements, the Guaranty, the Loan Agreement, the Notes, the Mortgage, the Assignment of Lease, the Supplements to Assignment of Lease, the Purchase Agreement Assignment and the Environmental Indemnity.

     "ORIGINAL DOCUMENTATION DATE" has the meaning set forth in the Recitals to the Participation Agreement.

     "ORIGINAL FACILITY" has the meaning set forth in the Recitals to the Original Participation Agreement.

     "ORIGINAL FINANCING" has the meaning set forth in the Recitals to the Participation Agreement.

     "ORIGINAL GUARANTY" means the Guaranty executed and delivered by Lessee for the benefit of Lessor, Administrative Agent and the Original Lenders pursuant to the Original Participation Agreement.

     "ORIGINAL LAND" has the meaning set forth in the Recitals to the Participation Agreement.

     "ORIGINAL LEASE" means the Lease, dated as of March 27, 1998, between Lessor and Lessee, pursuant to the Original Participation Agreement.

     "ORIGINAL LENDERS" means the Lenders under the Original Participation Agreement.

     "ORIGINAL LOAN AGREEMENT" means the Loan Agreement among the Lessor and the Lenders executed pursuant to the Original Participation Agreement.

     "ORIGINAL LOANS" means the Loans advanced to Borrower by the Original Lenders pursuant to the Original Loan Agreement.

     "ORIGINAL MORTGAGE" means the Mortgage with respect to the Original Property granted by Lessor to Administrative Agent pursuant to the Original Participation Agreement.

     "ORIGINAL NOTES" means the Notes issued by Lessor pursuant to the Original Loan Agreement.

     "ORIGINAL OPERATIVE DOCUMENTS" means the "Operative Documents" as defined in Appendix 1 to the Original Participation Agreement.

     "ORIGINAL PARTICIPATION AGREEMENT" means the Participation Agreement, dated as of March 27, 1998, among the Company, Lessor, the Original Lenders and the Administrative Agent.

     "ORIGINAL PROPERTY" means the Original Land, together with the Original Facility.

     "ORIGINAL PROPERTY APPRAISAL" has the meaning set forth in SECTION 3.1(p) of the Participation Agreement.

     "ORIGINAL PROPERTY COMMITMENT AMOUNT" shall mean $150,000,000.

     "ORIGINAL PROPERTY LESSOR'S POLICY" has the meaning set forth in SECTION 3.1(k) of the Participation Agreement.

     "ORIGINAL PROPERTY LOAN POLICY" has the meaning set forth in SECTION 3.1(k) of the Participation Agreement.

     "ORIGINAL PROPERTY TITLE POLICIES" has the meaning set forth in SECTION 3.1(k) of the Participation Agreement.

     "OUTSTANDING FUNDED AMOUNT" means the sum of the Outstanding Investor Balance plus the Outstanding Loan Balance.

     "OUTSTANDING INVESTOR BALANCE" means the amount of the "Investor Balance" outstanding under the Original Operative Documents on the Documentation Date.

     "OUTSTANDING LOAN BALANCE" means the principal amount of the Loans outstanding under the Original Operative Documents on the Documentation Date.

     "OVERALL TRANSACTION" means all the transactions and activities referred to in or contemplated by the Operative Documents.

     "OVERDUE RATE" means the lesser of (i) in the case of Eurodollar Loans, (A) until the end of the applicable Interest Period at a rate per annum of 2.00% above the rate otherwise applicable to such Loans, and (B) thereafter in accordance with the following clause (ii); and (ii) in the case of any other amount due from Lessee under any of the Operative Documents, 2.00% above the then current ABR plus the Applicable Margin.

     "PARTICIPANTS" means the Lessor and the Lenders, collectively.

     "PARTICIPATION AGREEMENT" means the Amended and Restated Participation Agreement dated as of March 19, 2004, among the Company, Lessor, Lenders and Administrative Agent.

     "PAYMENT DATE" means each Interest Payment Date, any date all or any portion of the outstanding principal amount of the Loans are paid and the Lease Termination Date.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "PERMITS" has the meaning set forth in SECTION 4.1(o) of the Participation Agreement.

     "PERMITTED CONTEST" means actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by, any Authority; or (c) any Lien or Tax; PROVIDED that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the Lien created by the Operative Documents or the right, title or interest of Administrative Agent or Lessor in or to the Property or the right of Administrative Agent or any Participant to receive payment of the principal of or interest on any Note, Investor Balance or Yield on any Investor Amount or Rent or the Lease Balance or any interest therein; or (iii) materially and adversely affect the fair market value, utility or remaining useful life of any Property or any interest therein or the continued economic operation thereof; and PROVIDED FURTHER that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest (with the determination of the adequacy of reserves taking into account the availability of insurance from reputable insurers).

     "PERMITTED EXCEPTIONS" mean the exceptions set forth in the Title Policies, which exceptions shall be satisfactory to counsel for the Administrative Agent and the Lenders.

     "PERMITTED INVESTMENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any Participant or with any domestic commercial bank having capital and surplus in excess of $300,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper (x) issued by any Participant or the parent corporation of any Participant, or (y) rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in each case maturing within twelve months after the date of acquisition, and (v) shares of money market mutual funds or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (iv) of this definition.

     "PERMITTED LIENS" means (a) the respective rights and interests of Lessee, Lessor, Administrative Agent and the Lenders, as provided in the Operative Documents, (b) Lessor Liens, (c) Liens for Taxes either not yet delinquent or being contested by a Permitted Contest, (d) carriers', warehousemen's, materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts either not overdue for a period of more than 90 days or being contested by a Permitted Contest, (e) Liens arising after an Advance Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either have been bonded to the satisfaction of Administrative Agent or the enforcement of such Lien has been stayed pending such appeal-or review, (f) easements (including reciprocal easement agreements); rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred in the ordinary course of business, which do not interfere with or adversely affect, in any material respect the ordinary conduct of the business of the Lessee of the Property and which do not impair the perfection of the Lien of the Mortgage, (g) Permitted Exceptions, (h) the rights of any sublessee under a sublease permitted by the terms of the Lease, (i) Liens of any of the types referred to in CLAUSE (d) above that have been bonded for not less than the full amount of such dispute (or for which security arrangements reasonably satisfactory to the Administrative Agent have been made), which bonding (or arrangements) shall comply with Applicable Laws, and has effectively stayed any execution or enforcement of such Liens, (j) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, and (k) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; PROVIDED that such encumbrance is subordinate to the Mortgage or such developer, landlord or other third party has executed and delivered a non-disturbance agreement in form and substance satisfactory to the Administrative Agent.

     "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Authority or other entity of whatever nature.

     "PLAN" means any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.

     "PROCEEDS" has the meaning specified in Section 6.3 of the Lease.

     "PROHIBITED TRANSACTION" means a transaction that is prohibited under Code
Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

     "PROPERTY" means, individually, the Original Property or the Additional Property, and collectively, the Original Property and the Additional Property.

     "PROPERTY BALANCE" means with respect to a Property an amount equal to the outstanding principal amount of the Loans and Investor Balance related to such Property, less any amounts applied pursuant to the Operative Documents in reduction of such Property Balance on such date.

     "PROPERTY PRINCIPAL AMOUNT" has the meaning specified in Section 2.4(b) of the Loan Agreement.

     "PURCHASE AGREEMENT" means the purchase agreement between the Seller of the Additional Property and Lessee, in form and substance reasonably acceptable to Administrative Agent and its counsel.

     "PURCHASE AGREEMENT ASSIGNMENT" means a Purchase Agreement Assignment between Lessee and Lessor and acknowledged by the Seller of the Additional Property in form and substance satisfactory to Administrative Agent and its counsel.

     "PURCHASE OPTION" has the meaning set forth in Section 6.1 of the Lease.

     "PURCHASE OPTION PRICE" has the meaning set forth in Section 6.1 of the Lease.

     "REAL ESTATE FINANCING" means any financing or financings in the nature of Indebtedness secured by the interest in real property and/or equipment of the Company and its Subsidiaries (other than any Indebtedness incurred hereunder) and any refinancings of any of the foregoing. The Overall Transaction, and liabilities and obligations incurred in connection therewith and the Lease, shall be deemed not to be a Real Estate Financing.

     "REEBOK U.K." means Reebok International Limited, a United Kingdom Corporation.

     "REFERENCE BANKS" means Credit Suisse First Boston, Fleet National Bank and Wachovia Bank, N.A.

     "REGULATED ACTIVITY" means the use, Release, generation, treatment, storage, recycling, transportation or disposal of Hazardous Material to the extent such activities are regulated by any Authority.

     "REGULATIONS" mean the income tax regulations promulgated from time to time under and pursuant to the Code.

     "RELATED SALES EXPENSES" means all costs related to such sale and delivery, including costs of sales agents, removal of improvements, delivery of documents, filing and documentary transfer fees, title insurance, certification and testing of the Property, legal costs, costs of notices, any advertisement or any other similar cost or other information, all of which shall be borne entirely by Lessee without regard to whether such costs were incurred by Lessor, the Administrative Agent or any Lender. Lessee shall not pay Related Sales Expenses from any of the Proceeds. Neither Lessor nor Administrative Agent shall have any responsibility for procuring any buyer for the Property.

     "RELEASE" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "REMARKETING OPTION" has the meaning specified in Section 6.2 of the Lease.

     "RENEWAL OPTION" has the meaning set forth in Section 2.4 of the Lease.

     "RENEWAL TERM" has the meaning set forth in Section 2.4 of the Lease.

     "RENEWAL TERM EXPIRATION DATE" means, with respect to the initial Renewal Term, the fifth anniversary of the Base Term Expiration Date, and with respect to any subsequent Renewal Term, the fifth anniversary of the immediately preceding Renewal Term Expiration Date.

     "RENT" means Basic Rent and Supplemental Rent, collectively.

     "RENT INSTALLMENT PERIOD" means, with respect to the Lease, a period that corresponds to each Interest Period.

     "RENT PAYMENT DATE" means each Payment Date.

     "REORGANIZATION" means with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is, used in Section 424l of ERISA.

     "REPORTABLE EVENT" means any of the events- set forth in Section 4043(c) of ERISA or the regulations thereunder.

     "REQUIRED ENTITIES" means, as of the date of the determination, Lenders and the Lessor having aggregate investments in the Overall Transaction (as measured by the outstanding principal amount of the Loans then outstanding or the Investor Balance, as applicable) equal to more than 50% of all such investments.

     "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, role or regulation or determination of an arbitrator or a court or other Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER" means (i) the chief executive officer, president, executive vice president or the chief operating officer of the Company, or (ii) with respect to financial matters, the chief financial officer or the treasurer, or (iii) solely for purposes of signing Advance Requests, the Assistant Treasurer or the manager of treasury services of the Company.

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     "REVOLVING CREDIT AGREEMENT" means the Credit and Guarantee Agreement dated as of June 3, 2002 among the Company, Reebok International Limited, Reebok Finance Limited, the several banks and other financial institutions from time to time parties thereto, several co-agents referenced therein, ABN AMRO Bank, N.V., BNP Paribas and Wachovia Bank, National Association as co-documentation agents and Credit Suisse First Boston, as Administrative Agent.

     "SALE DEPOSIT" has the meaning set forth in Section 6.2(c) of the Lease.

     "SALE DEPOSIT ESCROW AGREEMENT" has the meaning set forth in Section 6.2(c) of the Lease.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934.

     "SELLER" means Instron Corporation, the seller of the Additional Property.

     "SINGLE EMPLOYER PLAN" means any Plan which is not a Multi-employer Plan.

     "SUBLEASE" has the meaning specified in Article XII of the Lease.

     "SUBSIDIARY" means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. A Subsidiary shall be deemed wholly owned by a Person of such Person owns all of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Subsidiary; PROVIDED that (during such time as common stock of the Company constitutes its only material asset) RBK Holdings plc shall be deemed not to constitute a Subsidiary of the Company for any purpose hereunder, other than for purposes of (a) calculation of financial covenants and (b) presentation of financial statements. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "SUBTENANT" has the meaning set forth in Article XII of the Lease.

     "SUPPLEMENT TO ASSIGNMENT OF LEASE" means the "Supplement" entered into by Lessor for the benefit of the Administrative Agent pursuant to the Assignment of Lease.

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     "SUPPLEMENTAL RENT" means any and all amounts, liabilities and obligations other than Basic Rent which Lessee assumes or agrees or is otherwise obligated or designated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to any Agent, the Lenders, the Indemnitees or any other Person, including Additional Costs (other than Additional Costs and expenses incurred by the Lenders in connection with a Loan Event of Default where no Lease Event of Default then exists), amounts under Article XIX of the Lease and indemnities and damages for breach of any covenants, representations, warranties or agreements, but excluding payments to Persons, other than any Agent, the Lenders and the Indemnitees pursuant to leases, reciprocal easement agreements and other agreements with respect to the Property for which Lessee is obligated or designated to pay.

     "TAXES" and "TAX" mean any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross), financial institutions, franchise, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto.

     "TERMINATION DATE" means the Base Term Expiration Date or the last scheduled date of a Renewal Term then in effect, in each case where no succeeding Renewal Term has been agreed upon pursuant to SECTION 2.8 of the Participation Agreement.

     "TITLE INSURANCE COMPANY" means Lawyers Title Insurance Corporation and its successors and assigns.

     "TITLE POLICIES" means the Original Property Title Policies and the Additional Property Title Policies.

     "TRANCHE A LOANS" has the meaning set forth in Section 2.2 of the Loan Agreement.

     "TRANCHE B LOANS" has the meaning set forth in Section 2.2 of the Loan Agreement.

     "TRANSACTION COSTS" means transaction costs and expenses incurred by the Arranger, Lessee, with the consent of the Administrative Agent, Lessor, Administrative Agent and the Lenders in connection with the consummation of the transactions contemplated by the Operative Documents, Purchase Agreement and Additional Property Sublease and the preparation, negotiation, execution and delivery of the Operative Documents, including (1) the reasonable fees and expenses of McGuireWoods LLP, special counsel to the Lessor; (2) the reasonable fees and expenses of counsel to Lessee; (3) all appraisal fees and reasonable expenses, including the cost of an appraisal obtained by Lessor with respect to a Property upon a Lease Default or Lease Event of Default; (4) all recording and filing fees incurred in connection with the recording or filing of the Lease, the Lease Supplements, the Assignment of Lease, the Supplements to Assignment of Lease and the Mortgage, including fees, title insurance premiums and other expenses of the Title Insurance Company; (5) all costs and expenses of each company engaged to survey each Property; (6) all costs and expenses of the preparation of the Environmental Audit; (7) all fees, costs and expenses of Administrative Agent; (8) the fees incurred by Lessor to purchase residual value insurance; and (9) the Arrangement Fee.

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     "TYPE" means, as to any Loan, its nature as an ABR Loan or a Eurodollar
Loan.

     "UCC" means the Uniform Commercial Code of New York or any other applicable jurisdiction.

     "WHOLLY-OWNED DOMESTIC SUBSIDIARY" of any Person means a Domestic Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly-owned Domestic Subsidiaries of such Person or any such Person and one or more Wholly-owned Domestic Subsidiaries of such Person.

     "WHOLLY-OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person or any such Person and one or more Wholly-owned Subsidiaries of such Person.

     "YIELD" means, with respect to each Interest Period, (a) the Yield Rate for such Interest Period multiplied by (b) the outstanding Investor Balance.

     "YIELD RATE" with respect to each Interest Period, the applicable rate at which Yield shall accrue and be payable from time to time on the Investor Balance, which rate shall be the rate per annum equal to the sum of (i) the Eurodollar Rate for such Interest Period plus (ii) 255 basis points.

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